      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 8, 2004
                                                   REGISTRATION NO. 333-________
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 ---------------

                                    FORM S-4
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                 ---------------

                             MAIL-WELL I CORPORATION
                                       AND
                AFFILIATE GUARANTORS LISTED ON SCHEDULE ATTACHED
                                     HERETO
             (Exact name of registrant as specified in its charter)

           DELAWARE                         2677                  84-1250533
(State or Other Jurisdiction of (Primary Standard Industrial    (IRS Employer
Incorporation or Organization)   Classification Code Number) Identification No.)

                                 ---------------

                        8310 S. VALLEY HIGHWAY, SUITE 400
                               ENGLEWOOD, CO 80112
                                 (303) 790-8023
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)

                                 ---------------

                                  MARK ZOELLER
                       VICE PRESIDENT AND GENERAL COUNSEL
                                 MAIL-WELL, INC.
                        8310 S. VALLEY HIGHWAY, SUITE 400
                               ENGLEWOOD, CO 80112
                                 (303) 790-8023
          (Name and address, including zip code, and telephone number, including area code, of agent for service)

                                 ---------------

                                   COPIES TO:

      HERBERT H. DAVIS III                                  DOUGLAS R. WRIGHT
8310 S. VALLEY HIGHWAY, SUITE 400                          FAEGRE & BENSON LLP
       ENGLEWOOD, CO 80112                               3200 WELLS FARGO CENTER
         (303) 790-8023                                    1700 LINCOLN STREET
                                                          DENVER, CO 80203-4532
                                                             (303) 607-3500

                                 ---------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF SECURITIES TO THE
PUBLIC: As soon as practicable after this registration statement becomes effective.

    If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

                                                    CALCULATION OF REGISTRATION FEE
       =========================================================================================================================
                                                                      PROPOSED MAXIMUM    PROPOSED MAXIMUM
                TITLE OF EACH CLASS OF                  AMOUNT TO BE   OFFERING PRICE    AGGREGATE OFFERING       AMOUNT OF
              SECURITIES TO BE REGISTERED                REGISTERED      PER UNIT(1)          PRICE(1)       REGISTRATION FEE(1)
       -------------------------------------------------------------------------------------------------------------------------
       7 7/8% Senior Subordinated Notes due 2013...     $320,000,000         100%           $320,000,000          $ 40,544
       Guarantee of 7 7/8% Senior Subordinated
       Notes due 2013..............................        --                 --                --                   -- (2)
       =========================================================================================================================

(1) Calculated in accordance with Rule 457(f)(2). For purposes of this calculation, the offering price per note was assumed to be the stated principal amount of each note that may be received in the exchange transaction in which the notes will be offered.

(2) Pursuant to Rule 457(n), no registration fee is required for the guarantees of the notes registered hereby.

                               ---------------

    THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS
REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES
AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY
DETERMINE.
================================================================================

                                                  ADDITIONAL REGISTRANTS

                                                            STATE OR            PRIMARY
                                                             OTHER             STANDARD             I.R.S.
                                                        JURISDICTION OF       INDUSTRIAL           EMPLOYER
                           NAME OF                       INCORPORATION      CLASSIFICATION      IDENTIFICATION
                    ADDITIONAL REGISTRANT                 OR FORMATION        CODE NUMBER           NUMBER
           ----------------------------------------       ------------        -----------           ------
           Classic Envelope Plus, Ltd..............       B.C., Canada           2677                N/A

           Discount Labels, Inc....................            IN                2759             35-1119834

           Innova Envelope Inc./Enveloppe Innova
             Inc...................................     Ontario, Canada          2677                N/A

           Mail-Well Alberta Finance LP............     Alberta, Canada          2752                N/A

           Mail-Well Canada Leasing Company Inc....    Nova Scotia, Canada       2752             20-0193038

           Mail-Well, Inc..........................            CO                6719             84-1250533

           Mail-Well Commercial Printing, Inc......            DE                2752             84-1461875

           Mail-Well Government Printing, Inc......            CO                2752             04-3671149

           Mail-Well Mexico Holdings, Inc..........            CO                2677             84-1468396

           Mail-Well Services LLC..................            CO                2752             20-0186643

           Mail-Well Texas Finance LP..............            TX                2677             52-2360462

           Mail-Well West, Inc.....................            DE                2677             84-1313079

           McLaren Morris and Todd Company.........    Nova Scotia, Canada       2752                N/A

           MM&T Packaging Company..................    Nova Scotia, Canada       2752                N/A

           National Graphics Company...............            CO                2761             84-0692676

           PNG Inc.................................     Ontario, Canada          2677             84-0692676

           Poser Business Forms, Inc...............            DE                2761             75-2195786

           Precision Fine Papers, Inc..............     Ontario, Canada          2677                N/A

           Supremex, Inc. .........................     Ontario, Canada          2677                N/A

           Wisco III, LLC..........................            DE                2677             84-1362168


The name and address of the principal executive office for each of the additional registrants is the same as is set forth for Mail-Well I Corporation on the facing page of this registration statement. The old notes are, and the new notes will be, unconditionally guaranteed on a joint and several basis by Mail-Well, Inc. and the above registered subsidiaries.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                 Subject to completion, dated April 8, 2004

PROSPECTUS

                              [MAIL-WELL LOGO]

                           MAIL-WELL I CORPORATION
                       EXCHANGE OFFER FOR $320,000,000
                                     OF
                  7 7/8% SENIOR SUBORDINATED NOTES DUE 2013

                               ---------------
    Material terms of the exchange offer:

    o We are offering to exchange the notes that we sold on February 4, 2004 in a private offering for new notes to be issued in registered transactions.

    o The exchange offer expires at 5:00 p.m., New York City time, on ______________, 2004, unless we extend it.

    o The new notes will be identical to the old notes in all material respects, except that they will not have transfer restrictions, registration rights, or certain rights to additional interest that the old notes had.

    o The exchange of old notes for new notes will not be taxable for U.S. Federal income tax purposes, but you should see the discussion under the caption "Certain U.S. Federal Income Tax Considerations" beginning on page 62 for more information.

    o We will exchange all old notes that are properly tendered. You should carefully review the procedures for tendering the old notes beginning on page 21 of this prospectus.

    o Tenders of old notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the expiration date of the exchange offer.

    o   We will not receive any cash proceeds from the exchange offer.

    o As of April 6, 2004, $464.3 million in indebtedness outstanding under our senior credit facility and other secured indebtedness was effectively senior to the new notes, and our senior credit facility would have allowed us to incur $112.5 million of additional borrowing that would be effectively senior to the new notes.

YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE 8 OF THIS PROSPECTUS BEFORE PARTICIPATING IN THE EXCHANGE OFFER.

                               ---------------

    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

    There is no established trading market for the new notes or the old notes. However, you may trade the old notes in the PORTAL market.

                       This prospectus is dated , 2004

Each broker-dealer that receives new notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for old notes where such old notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days after the expiration date of the exchange offer (as defined herein), we will make this prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution" on page 66.

                              TABLE OF CONTENTS

                                                                        PAGE
                                                                        ----
           Summary...................................................   1
           Risk Factors..............................................   8
           Forward-Looking Statements................................   16
           Use of Proceeds...........................................   16
           Selected Consolidated Financial Data......................   17
           The Exchange Offer........................................   19
           Description of the New Notes..............................   26
           Description of Certain Indebtedness.......................   59
           Description of Capital Stock..............................   61
           Certain U.S. Federal Income Tax Considerations............   62
           Plan of Distribution......................................   66
           Legal Matters.............................................   67
           Experts...................................................   67
           Exchange Agent............................................   67

                               ---------------

                     WHERE YOU CAN FIND MORE INFORMATION

         Our parent company, Mail-Well, Inc., is subject to the informational requirements of the Exchange Act, and in accordance with the requirements of the Exchange Act files reports and other information with the SEC. You may read and copy documents filed with the SEC by Mail-Well, Inc. at the Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You can obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You may also obtain the documents that Mail-Well, Inc. files electronically from the SEC's web site at http://www.sec.gov. While any notes remain outstanding, we will make available, upon request, to any beneficial owner and any prospective purchaser of notes the information regarding Mail-Well, Inc. required pursuant to Rule 144A(d)(4) under the Securities Act during any period in which Mail-Well, Inc. is not subject to Section 13 or 15(d) of the Exchange Act. Any such request should be directed to Mail-Well, Inc., Attn:
Secretary, 8310 S. Valley Highway, Suite 400, Englewood, Colorado 80112.

         We "incorporate by reference" into this prospectus certain information filed by Mail-Well, Inc. with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Certain information that is subsequently filed with the SEC will automatically update and supercede information in this prospectus and in earlier filings with the SEC. We incorporate by reference the documents listed below, which have been filed with the SEC, and any future filings Mail-Well, Inc. may make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, until all the notes offered by this prospectus have been exchanged and all conditions to the consummation of those exchanges have been satisfied, provided, however, that we are not incorporating any information furnished under Item 9 or Item 12 of any Current Report on Form 8-K:

     o Mail-Well, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2003 filed with the SEC on February 27, 2004;

     o Mail-Well, Inc.'s Current Reports on Form 8-K filed with the SEC on February 17, 2004, February 9, 2004 and January 21, 2004.

         This information is available without charge to security holders upon written or oral request to Mail-Well, Inc., Attn: Secretary, 8310 S. Valley Highway, Suite 400, Englewood, Colorado 80112, telephone (303) 790-8023. To obtain timely delivery of such information, you must request the information no later than ___________, 2004.

                                   SUMMARY

         This summary highlights selected information about us and does not contain all of the information that is important for you to consider in deciding whether to participate in the exchange offer. In addition to reading this summary, you should carefully review this entire prospectus, especially the "Risk Factors" section beginning on page 8.

         The data used in this prospectus are drawn from the financial statements of Mail-Well, Inc. and its subsidiaries on a consolidated basis. Mail-Well, Inc. is the direct parent company of Mail-Well I Corporation. Because Mail-Well, Inc. has immaterial assets, revenues and expenses (other than through ownership of Mail-Well I Corporation), the financial condition and results of operations of Mail-Well I Corporation and its subsidiaries on a consolidated basis do not materially differ from those of Mail-Well, Inc. on a consolidated basis. Mail-Well, Inc. and certain of its subsidiaries will guarantee all of Mail-Well I Corporation's obligations under the new notes.

OUR COMPANY

         We are one of North America's largest providers of printing and printing related products and value added services. We produce general commercial printing, high impact premium printing, custom and stock envelopes, printed business forms and labels. We believe we are the world's largest manufacturer of envelopes, the leading printer of envelopes in the United States and Canada, and the premier printer of high impact color printing in the United States. Our principal executive offices are located at 8310 S. Valley Highway, Suite 400, Englewood, Colorado, 80112, and our phone number is (303) 790-8023.

COMMERCIAL

         Our commercial business had sales of $1.3 billion in 2003. This business segment operates 66 manufacturing facilities and specializes in the printing of annual reports, car brochures, brand marketing collateral, financial communications, general commercial printing and the manufacture and printing of customized envelopes for billing and remittance and direct mail advertising. In addition, we operate five distribution and fulfillment centers and provide our customers with other value added services such as ecommerce.

RESALE

         Our resale business had sales of $399 million in 2003. This business segment operates 20 manufacturing facilities and produces business forms and labels, custom and stock envelopes and specialty packaging and mailers generally sold to third-party dealers such as print distributors, forms suppliers and office-products retail chains.

RESULTS OF 2001 STRATEGIC PLAN

         In 2001, we adopted a strategy to focus on our commercial printing and envelope businesses and announced plans to divest certain non-core businesses. In addition to the planned divestitures, we initiated a restructuring program to consolidate manufacturing facilities to improve our competitive position and implemented other initiatives to significantly improve operations, reduce costs and increase marketing effectiveness. We have substantially completed this strategic plan. The results of the strategic plan included the following:

     o The consolidation of our printing operations in the Philadelphia market into one facility, the closure of our printing operation in New York City, and the consolidation of our web printing plant in Indianapolis, Indiana into our web printing plants in St. Louis, Missouri and Baltimore, Maryland;

     o The consolidation of our best envelope equipment, expertise and operational capabilities into 39 facilities, down from 50 in 2000;

     o The consolidation of the Denver, Colorado and Clearwater, Florida printed office products manufacturing facilities into other plants;

     o The sale of Curtis 1000 Inc. (a distributor of business documents and envelopes), our prime label business, the filing products division of our envelope segment and certain digital graphics operations in our commercial printing segment; and

     o   The restructuring of our debt.

         We believe these actions position us well for the future.

                                     SUMMARY DESCRIPTION OF THE EXCHANGE OFFER

Issuer..........................................        Mail-Well I Corporation.

Old Notes.......................................        7 7/8% Senior Subordinated Notes due 2013, which we
                                                        issued on February 4, 2004 in transactions exempt from
                                                        registration under the Securities Act of 1933.

New Notes.......................................        7 7/8% Senior Subordinated Notes due 2013, the issuance
                                                        of which will be registered under the Securities Act.
                                                        The form and terms of the new notes are identical in
                                                        all material respects to those of the old notes, except
                                                        that the transfer restrictions and registration rights
                                                        relating to the old notes do not apply to the new
                                                        notes.

Exchange Offer..................................        We are offering to issue up to $320,000,000 aggregate
                                                        principal amount of the new notes in exchange for a
                                                        like principal amount of the old notes to satisfy our
                                                        obligations under the registration rights agreement
                                                        that we entered into when the old notes were issued.

Expiration Date.................................        The exchange offer will expire at 5:00 p.m., New York City time, on __________________, 2004, or a later date and
                                                        time to which we extend it.

Withdrawal......................................        You may withdraw your tender of the old notes pursuant to
                                                        the exchange offer at any time prior to 5:00 p.m., New
                                                        York City time, on ______________, 2004, or a later date
                                                        and time to which we extend the offer. We will return any
                                                        old notes that we do not accept for exchange for any
                                                        reason without expense to the tendering holder as soon as
                                                        practicable after the exchange offer expires or
                                                        terminates.

Interest on the New Notes and the Old Notes.....        Interest on the new notes will accrue from the date of the original issuance of the old notes or from the date of the last periodic payment of interest on the old notes,
                                                        whichever is later. No additional interest will be paid on old notes tendered and accepted for exchange.

Conditions of the Exchange Offer................        The exchange offer is subject to customary conditions,
                                                        some of which we may waive. See "The Exchange
                                                        Offer--Conditions of the Exchange Offer."

Procedures for Tendering Old Notes..............        To accept the exchange offer, you must complete, sign and
                                                        date the letter of transmittal in accordance with the
                                                        instructions contained in this prospectus and in the
                                                        letter of transmittal, and send the letter of transmittal
                                                        and the old notes and any other required documentation to
                                                        the exchange agent at the following address:

                                                        US Bank Specialized Finance
                                                        60 Livingston Ave.
                                                        St. Paul, Minnesota 55107
                                                        Telecopier No.: 651-495-8158

                                                        If you hold the old notes through the Depository Trust
                                                        Company, to accept the exchange offer you must use the
                                                        DTC's Automated Tender Offer Program, by which each


                                      3


                                                        tendering participant will agree to be bound by the letter of transmittal. By executing or agreeing to be bound by
                                                        the letter of transmittal, each holder will represent to
                                                        us that, among other things,

                                                              o  it is acquiring the new notes in the exchange
                                                                 offer in its ordinary course of business;

                                                              o  it has no arrangement or understanding with any
                                                                 person to participate in a distribution of the
                                                                 new notes, and if it is not a broker-dealer, it
                                                                 is not engaged in, and does not intend to engage
                                                                 in, a distribution of the new notes;

                                                              o  it is not an "affiliate" of Mail-Well I
                                                                 Corporation, as defined in Rule 405 of the
                                                                 Securities Act, or if it is such an affiliate, it
                                                                 will comply with the registration and prospectus
                                                                 delivery requirements of the Securities Act to
                                                                 the extent applicable; and

                                                              o  if it is a broker-dealer, it will receive new
                                                                 notes for its own account in exchange for old
                                                                 notes that it acquired as a result of
                                                                 market-making activities or other trading
                                                                 activities.

                                                        Each broker-dealer that receives new notes for its own
                                                        account in exchange for old notes, where such old notes
                                                        were acquired by such broker-dealer as a result of
                                                        market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in
                                                        connection with any resale of such new notes. See "Plan of
                                                        Distribution."

                                                        We will accept for exchange any and all old notes that are properly tendered and not withdrawn in the exchange offer
                                                        prior to 5:00 p.m., New York City time, on _____________,
                                                        2004. The exchange agent will deliver the new notes issued pursuant to the exchange offer promptly following the
                                                        expiration date. See "The Exchange Offer--Terms of the
                                                        Exchange Offer; Period for Tendering Old Notes."

Federal Income Tax Considerations...............        The exchange of old notes for new notes in the exchange
                                                        offer will not be a taxable event for U.S. federal income
                                                        tax purposes. See "Certain U.S. Federal Income Tax
                                                        Considerations."

Effect of Not Tendering.........................        Old notes that are not tendered or that are tendered but
                                                        not accepted will, following the completion of the
                                                        exchange offer, continue to be subject to the existing
                                                        restrictions on transfer. Except as described in
                                                        "Description of the New Notes - Registration Rights;
                                                        Liquidated Damages," we will have no further obligation to provide for the registration under the Securities Act of
                                                        the old notes. Holders of old notes do not have any
                                                        appraisal or dissenters' rights in connection with the
                                                        exchange offer.

Regulatory Approvals............................        We do not believe that the receipt of any federal or state


                                      4


                                                        approvals will be necessary in connection with the
                                                        exchange offer, other than the effectiveness of the
                                                        registration statement of which this prospectus
                                                        constitutes a part.


                                       SUMMARY DESCRIPTION OF THE NEW NOTES

Issuer..........................................        Mail-Well I Corporation.

Maturity Date...................................        December 1, 2013.

Interest Rate...................................        The new notes will bear interest at an annual rate of 7 7/8%.

Interest Payment Dates..........................        We will pay interest on the new notes semi-annually on
                                                        June 1 and December 1 of each year, beginning June 1, 2004.

Optional Redemption.............................        We may redeem the new notes, in whole or in part, on or
                                                        after December 1, 2008, at the redemption prices specified under "Description of the New Notes--Optional Redemption."

                                                        In addition, prior to December 1, 2006, we may redeem new
                                                        notes, in an aggregate principal amount not to exceed 35%
                                                        of the aggregate principal amount of notes originally
                                                        issued and at a redemption price of 108.875%, with the net cash proceeds of certain equity offerings. See
                                                        "Description of the New Notes--Optional Redemption."

Change of Control...............................        If we experience a change of control, we may be required
                                                        to make an offer to purchase the new notes at a purchase
                                                        price equal to 101% of the principal amount thereof, plus
                                                        accrued and unpaid interest, if any.

Ranking.........................................        The new notes will be our unsecured senior subordinated
                                                        obligations. The note and the guarantees will rank:

                                                              o  junior to all of our and the guarantors' existing
                                                                 and future senior indebtedness, of which $112.5
                                                                 million was outstanding on April 6, 2004;

                                                              o  equally with any of our and the guarantors'
                                                                 existing and future senior subordinated
                                                                 indebtedness; and

                                                              o  senior to any other of our and the guarantors'
                                                                 future subordinated indebtedness, if any.

Asset Sale Proceeds.............................        We may be obligated to offer to purchase new notes at a
                                                        redemption price of 100% of the principal amount thereof
                                                        plus accrued and unpaid interest, if any, to the date of
                                                        purchase, with the net cash proceeds of certain sales or
                                                        other dispositions of assets.

Guarantees......................................        The new notes will be unconditionally guaranteed on a
                                                        senior unsecured basis by our parent company and certain
                                                        of our existing subsidiaries and our future domestic
                                                        subsidiaries.

Restrictive Covenants...........................        We will issue the new notes under the indenture among us,
                                                        the guarantors and U.S. Bank National Association, as


                                      5


                                                        trustee. The indenture contains covenants that will limit
                                                        our ability and the ability of our restricted subsidiaries to:

                                                              o  incur or guarantee additional indebtedness;

                                                              o  pay dividends or distributions on, or redeem or
                                                                 repurchase, our capital stock;

                                                              o  make investments;

                                                              o  engage in transactions with affiliates;

                                                              o  transfer or sell assets;

                                                              o  create liens;

                                                              o  restrict dividend or other payments to us from
                                                                 our subsidiaries;

                                                              o  issue or sell capital stock of our subsidiaries;
                                                                 and

                                                              o  consolidate, merge or transfer all or
                                                                 substantially all of our assets and the assets of
                                                                 our subsidiaries.

                                                        These covenants are subject to important exceptions and
                                                        qualifications. See "Description of the Notes - Certain
                                                        Covenants" beginning on page 32.

Resale of the New Notes.........................        We believe that the new notes may be offered for sale,
                                                        resold or otherwise transferred by holders without
                                                        compliance with the registration and prospectus delivery
                                                        requirements of the Securities Act. Our belief is based on interpretations by the staff of the Securities and
                                                        Exchange Commission, as set forth in no-action letters
                                                        issued to persons unrelated to us, and is conditioned upon the new notes being acquired in the ordinary course of the holders' business and the holders having no arrangement
                                                        with any person to engage in a distribution of new notes.
                                                        Furthermore, each holder, other than a broker-dealer, must acknowledge that it is not engaged in, and does not intend to engage in, a distribution of the new notes and has no
                                                        arrangement or understanding to participate in a
                                                        distribution of new notes.

                                                        Each broker-dealer that receives new notes for its own
                                                        account in this exchange offer must acknowledge that it
                                                        will comply with the prospectus delivery requirements of
                                                        the Securities Act in connection with any resale of the
                                                        new notes. Broker-dealers that acquired old notes directly from us and not as a result of market-making activities or other trading activities may not rely on the staff's
                                                        interpretations discussed above or participate in the
                                                        exchange offer and must comply with the prospectus
                                                        delivery requirements of the Securities Act in order to
                                                        resell the old notes.

                                                        Please note that the Commission has not considered this
                                                        exchange offer in the context of a no-action letter and we cannot be sure that the staff of the Commission would make

                                      6


                                                        a similar determination with respect to this exchange
                                                        offer as it did in the no-action letters to the unrelated
                                                        persons upon which we are relying.

Use of Proceeds.................................        We will not receive any proceeds from this offering.

Risk Factors....................................        See "Risk Factors" beginning on page 8 for a discussion of the factors you should carefully consider before deciding
                                                        to participate in the exchange offer.

                                RISK FACTORS

         You should carefully consider all of the information in this prospectus, including the following risk factors, as well as the other information included or incorporated by reference in this prospectus before tendering your shares in the exchange offer. Certain information regarding risks relating to us are incorporated by reference from Mail-Well, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2003. When we use the term "notes" in this prospectus, the term includes the old notes and the new notes.

                    RISKS RELATING TO THE EXCHANGE OFFER

HOLDERS WHO FAIL TO EXCHANGE THEIR OLD NOTES WILL CONTINUE TO BE SUBJECT TO RESTRICTIONS ON TRANSFER.

         If you do not exchange your old notes for new notes in the exchange offer, you will continue to be subject to the restrictions on transfer of your old notes described in the legend on the certificates for your old notes. The restrictions on transfer of your old notes arise because we issued the old notes under exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, you may only offer or sell the old notes if they are registered under the Securities Act and applicable state securities laws, or are offered and sold under an exemption from these requirements. We do not plan to register the old notes under the Securities Act. For further information regarding the consequences of tendering your old notes in the exchange offer, see the discussions below under the captions "The Exchange Offer -- Consequences of Failure to Exchange " and "Certain U.S. Federal Income Tax Considerations."

YOU MUST COMPLY WITH THE EXCHANGE OFFER PROCEDURES IN ORDER TO RECEIVE NEW, FREELY TRADABLE NEW NOTES.

         Delivery of new notes in exchange for old notes tendered and accepted for exchange pursuant to the exchange offer will be made only after timely receipt by the exchange agent of the following:

         o certificates for old notes or a book-entry confirmation of a book-entry transfer of old notes into the exchange agent's account at DTC, New York, New York as a depository, including an agent's message if the tendering holder does not deliver a letter of transmittal;

         o a completed and signed letter of transmittal (or facsimile thereof), with any required signature guarantees, or, in the case of a book-entry transfer, an agent's message in lieu of the letter of transmittal; and

         o   any other documents required by the letter of transmittal.


         Therefore, holders of old notes who would like to tender old notes in exchange for new notes should be sure to allow enough time for the old notes to be delivered on time. We are not required to notify you of defects or irregularities in tenders of old notes for exchange. Old notes that are not tendered or that are tendered but we do not accept for exchange will, following consummation of the exchange offer, continue to be subject to the existing transfer restrictions under the Securities Act and, upon consummation of the exchange offer, certain registration and other rights under the registration rights agreement will terminate. See "The Exchange Offer -- Procedures for Tendering Old Notes" and "The Exchange Offer -- Consequences of Failure to Exchange."

SOME HOLDERS WHO EXCHANGE THEIR OLD NOTES MAY BE DEEMED TO BE UNDERWRITERS.

         If you exchange your old notes in the exchange offer for the purpose of participating in a distribution of the new notes, you may be deemed to have received restricted securities and, if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

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                       RISKS RELATING TO THE NEW NOTES

OUR SUBSTANTIAL EXISTING DEBT SERVICE REQUIREMENTS COULD IMPAIR OUR FINANCIAL CONDITION AND OUR ABILITY TO FULFILL OUR OBLIGATIONS UNDER OUR INDEBTEDNESS, INCLUDING THE NOTES.

     We have incurred substantial amounts of debt, and our level of debt may affect our operations and our ability to make payments on the notes. As of December 31, 2003, our total indebtedness was approximately $749.0 million, representing 91.7% of our total capitalization.

     Our substantial indebtedness could have several important effects on our future operations. For example:

     o our ability to obtain additional financing for working capital, capital expenditures, acquisitions or other corporate purposes in the future may be limited;

     o a substantial portion of our cash flow from operations will be dedicated to the payment of principal and interest on indebtedness, and will not be available to fund working capital, capital expenditures, acquisitions and other business purposes;

     o we may be more vulnerable to economic downturns or other adverse developments than less leveraged competitors;

     o borrowings under our senior credit facility bear interest at fluctuating rates, which could result in higher interest expense in the event of an increase in interest rates; and

     o we may be unable to repurchase all of the notes tendered to us if we undergo a change of control.


     Our ability to make scheduled payments of principal or interest on, or to reduce or refinance, indebtedness will depend on our future operating performance and resulting cash flow. To a certain extent, our future performance will be subject to prevailing economic conditions and financial, competitive and other factors beyond our control. We cannot be certain, however, that our business, or businesses that we may acquire in the future, will generate sufficient cash flow from operations to enable us to service all of our debt, including the notes. We may need additional funding from either debt or equity offerings in the future in order to refinance our existing debt, including the notes, or to continue to grow our business. We cannot be sure that we will have access to any such sources of funding on satisfactory terms or on a timely basis or at all.

THE TERMS OF OUR INDEBTEDNESS IMPOSE SIGNIFICANT RESTRICTIONS ON OUR
BUSINESS.

     The indentures governing the notes and our senior notes due 2012 and the agreement governing our senior credit facility contain various covenants that limit our ability, and that of our restricted subsidiaries, to, among other things:

     o   incur or guarantee additional indebtedness;

     o   make restricted payments, including dividends;

     o   create or permit to exist certain liens;

     o   enter into business combinations and asset sale transactions;

     o   make investments;

     o   enter into transactions with affiliates; and

     o   enter into new businesses.

     These restrictions could limit our ability to obtain future financing, make acquisitions or needed capital expenditures, withstand a future downturn in our business or the economy in general, conduct operations or otherwise take advantage of business opportunities that may arise. Our senior credit facility also requires us to maintain specified financial ratios. Our ability to meet future financial ratios may be affected by events beyond our control, such as general economic conditions. Our failure to maintain applicable financial ratios would prevent us

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from borrowing additional amounts under our senior credit facility, and could result in a default under that facility. A default could cause the indebtedness outstanding under the facility, and by reason of cross-acceleration or cross-default provisions, the notes and any other indebtedness we may then have, to become immediately due and payable. If we are unable to repay those amounts, the lenders under our senior credit facility could initiate a bankruptcy proceeding or liquidation proceeding or proceed against the collateral granted to them to secure that indebtedness. If the lenders under our senior credit facility were to accelerate the repayment of outstanding borrowings, we might not have sufficient assets to repay our indebtedness, including the notes.

THERE ARE ADDITIONAL BORROWINGS AVAILABLE TO US THAT COULD FURTHER EXACERBATE THE RISKS DESCRIBED ABOVE.

     Despite current indebtedness levels, we and our subsidiaries may be able to incur substantial additional indebtedness in the future. The terms of the indenture governing the notes limit but do not prohibit us from doing so. As of April 6, 2004, our senior credit facility would permit additional borrowings of up to $112.5 million (less any outstanding letters of credit) after completion of this offering. All of those borrowings would be secured and effectively senior to the notes and the guarantees. If new debt is added to our and our subsidiaries' current debt levels, the related risks that we and they now face could intensify.

THE NOTES WILL BE CONTRACTUALLY JUNIOR IN RIGHT OF PAYMENT TO OUR SENIOR INDEBTEDNESS, AND THE GUARANTEES WILL BE CONTRACTUALLY JUNIOR TO ALL SENIOR INDEBTEDNESS OF THE GUARANTORS.

     The notes will be contractually junior in right of payment to all of our senior indebtedness, and the guarantees will be contractually junior in right of payment to all senior indebtedness of the guarantors. As of December 31, 2003, we, excluding our subsidiaries, had approximately $423.3 million of senior indebtedness, consisting of indebtedness under our senior credit facility and our senior notes due 2012. In addition, our parent Mail-Well, Inc., excluding its subsidiaries, has approximately $423.3 million of senior indebtedness, consisting of its guarantee of our senior credit facility and our senior notes due 2012, and the subsidiary guarantors have approximately $449 million of senior indebtedness, consisting of their guarantees of our senior credit facility and our senior notes due 2012 and $25.7 million of other senior indebtedness.

     We may not pay principal, premium, if any, interest or other amounts on the notes in the event of a payment default in respect of certain senior indebtedness, including debt under our senior credit facility, unless that indebtedness has been paid in full or the default has been cured or waived. In addition, if certain other defaults regarding certain senior indebtedness occur, we may be prohibited from paying any amount on the notes and the guarantors may be prohibited from paying any amount on the guarantees for a designated period of time. If we are, or any of the guarantors is, declared bankrupt or insolvent, or if there is a payment default under, or an acceleration of, any senior indebtedness, we are required to pay the lenders under our senior credit facility and any other creditors who are holders of senior indebtedness in full before we apply any of our assets to pay amounts owing with respect to the notes. Accordingly, we may not have enough assets remaining after payments to holders of our senior indebtedness to make any payments on the notes.

THE GUARANTEES MAY BE SUBJECT TO FRAUDULENT CONVEYANCE LAWS, AND A COURT MAY VOID THE GUARANTEES OF THE NOTES OR SUBORDINATE THE GUARANTEES TO OTHER OBLIGATIONS OF THE SUBSIDIARY GUARANTORS.

     Although standards may vary depending on the applicable law, generally under U.S. federal bankruptcy law and comparable provisions of state fraudulent transfer laws, if a court were to find that, among other things, at the time any guarantor of the notes incurred the debt evidenced by its guarantee of the notes, the guarantor:

     either:

     o was insolvent or rendered insolvent by reason of the incurrence of the guarantee;

     o was engaged or about to engage in a business or transaction for which that guarantor's remaining assets constituted unreasonably small capital;

     o was a defendant in an action for money damages, or had a judgment for money damages docketed against

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         it, if in either case, after a final judgment, the judgment were unsatisfied;

         or

     o intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they mature;

         and

     o the guarantor received less than reasonably equivalent value or fair consideration for the incurrence of its guarantee; or

     o incurred the guarantee or made related distributions or payments with the intent of hindering, delaying or defrauding creditors,

there is a risk that the guarantee of that guarantor could be voided by the court, or claims by holders of the notes under the guarantee could be subordinated to other debts of that guarantor. In addition, any payment by that guarantor pursuant to its guarantee could be voided and required to be returned to the guarantor, or to a fund for the benefit of the creditors of the guarantor.

     The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a guarantor would be considered insolvent if:

     o the sum of its debts, including contingent liabilities, were greater than the fair saleable value of all of its assets;

     o the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

     o   it could not pay its debts as they become due.

     On the basis of historical financial information, recent operating history and other factors, we believe that each guarantor, after giving effect to its guarantee of these notes, will not be insolvent, will not have unreasonably small capital for the business in which it is engaged and will not have incurred debts beyond its ability to pay such debts as they mature. There can be no assurance, however, as to what standard a court would apply in making such determinations or that a court would agree with our conclusions in this regard.

THE INSTRUMENTS GOVERNING OUR CURRENT DEBT CONTAIN CROSS DEFAULT PROVISIONS THAT MAY CAUSE ALL OF THE DEBT ISSUED UNDER SUCH INSTRUMENTS TO BECOME IMMEDIATELY DUE AND PAYABLE AS A RESULT OF A DEFAULT UNDER AN UNRELATED DEBT INSTRUMENT.

     Our senior credit facility and the indentures pursuant to which our existing 9 5/8% senior notes and the old notes were issued and under which the new notes will be issued, contain numerous financial and operating covenants and require us and our subsidiaries to meet certain financial ratios and tests.

     Our failure to comply with the obligations contained in the senior credit facility or the indenture governing the notes could result in an event of default under our senior credit facility, the senior indenture or the indenture, which could result in the related debt and the debt issued under other instruments to become immediately due and payable. In such event, we would need to raise funds through any number of alternative available sources, which funds may not be available to us on favorable terms, on a timely basis or at all. Alternatively, such a default would require us to sell our assets and otherwise curtail operations in order to pay our creditors.

WE MAY BE UNABLE TO REPURCHASE THE NOTES IF WE EXPERIENCE A CHANGE OF
CONTROL.

     If we were to experience a change of control, as defined in the indenture governing the notes, we will be required to make an offer to purchase all of the notes at a purchase price equal to 101% of the principal amount, plus accrued and unpaid interest. Our senior credit facility restricts our ability to repurchase notes, including the repurchase of notes under a change of control offer. Our failure to repay holders tendering notes upon a change of

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control would result in an event of default under the notes. A change of control, or an event of default under the notes, may also result in an event of default under our senior credit facility, which may result in the acceleration of the indebtedness under that facility requiring us to repay that indebtedness immediately. If a change of control were to occur, we cannot assure you that we would have sufficient funds to repay debt outstanding under the senior credit facility or to purchase the notes or any other securities which we would be required to offer to purchase or that become immediately due and payable as a result. We expect that we would require additional financing from third parties to fund any such purchases, and we cannot assure you that we would be able to obtain financing on satisfactory terms, or at all.

THERE IS NO PUBLIC TRADING MARKET FOR THE NOTES, AND THEY ARE SUBJECT TO TRANSFER RESTRICTIONS

     The new notes will be a new issue of securities for which there will be a limited trading market.

     The initial purchasers of the old notes have advised us that they are making a market in the notes and will do so for the new notes following the completion of this offering. However, the initial purchasers are not obligated to do so, and may discontinue any market-making activities with respect to the new notes at any time without notice. In addition, such market making activity will be subject to the limitations imposed by the Securities Act and the Securities Exchange Act of 1934, and may be limited during this exchange offer.

     If an active market for the new notes were to exist, the new notes might trade at prices lower than their initial offering price. The trading price would depend on many factors, such as prevailing interest rates and the market for similar securities, general economic conditions and our financial condition, performance and prospects.

                        RISKS RELATED TO OUR BUSINESS

     We formed our company through the acquisition of over 50 separate businesses. Until 2001, our business philosophy was generally to continue to operate these businesses as separate businesses operating autonomously in their historical markets. From June 2001 to 2003, we undertook a restructuring that focused on the integration of our businesses and operational improvements through the sale of non-core assets, consolidation of facilities and sharing of best practices. Part of our current strategy for growing market share and revenues includes a customer focused reorganization of our company into a commercial segment serving our direct customers and a resale segment serving wholesalers and value-added resellers. To be successful with this part of our strategy, certain of our customers will need to change the way they buy printed products as one stop shopping has not been traditionally available except through resellers. In addition, our sales people will need to be trained and change the way they focus on new customer opportunities because in the past they generally only sold the products offered at the location out of which they work. We believe that this one stop shopping, total company solutions strategy will be accepted by customers as a way to streamline the procurement process and thereby reduce their print procurement costs. However, this strategy is generally untested and therefore there is no assurance that it will be successful.

WE HAVE REPORTED LOSSES IN 2001 AND 2002, AND IT IS UNCERTAIN WHETHER OUR RETURN TO PROFITABILITY CAN BE SUSTAINED.

     We reported losses for 2001 and 2002 primarily as a result of expenses related to our restructuring initiatives and the economic slowdown. The slowdown in the economy significantly impacted our sales. Reductions by our customers in spending on printed advertising material and direct mail promotions impacted sales of commercial printing and envelopes. In addition, sales of traditional business forms by our printed office products business have declined. Although we were profitable for the 12 months ended December 31, 2003, our ability to sustain our profitability depends in part on our customers' recovery from this slowdown, the realization of the benefits of our restructuring and other cost reduction initiatives and our ability to implement our current strategic plan.

TO THE EXTENT THAT WE MAKE SELECT ACQUISITIONS, WE MAY NOT BE ABLE TO SUCCESSFULLY INTEGRATE THE ACQUIRED BUSINESSES INTO OUR BUSINESS.

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     In the past, we have grown rapidly through acquisitions. Although we believe that our experience in making acquisitions is an important asset, our strategic plan and the terms of our senior credit facility limit the acquisitions that we may currently pursue. To the extent that we pursue acquisitions, we cannot be certain that we will be able to identify and acquire other businesses on favorable terms or that, if we are able to acquire businesses on favorable terms, we will be able to successfully integrate the acquired businesses into our current business or profitably manage them.

THE PRINTING BUSINESS DOES NOT GENERALLY USE LONG-TERM AGREEMENTS, AND OUR PRINTING OPERATIONS MAY BE SUBJECT TO QUARTERLY AND CYCLICAL FLUCTUATIONS.

     The printing industry in which we compete is generally characterized by individual orders from customers or short-term contracts. Most of our customers are not contractually obligated to purchase products or services from us. Most customer orders are for specific printing jobs, and repeat business largely depends on our customers' satisfaction with the work we do. Although our business does not depend on any one customer or group of customers, we cannot be sure that any particular customer will continue to do business with us for any period of time. In addition, the timing of particular jobs or types of jobs at particular times of year may cause significant fluctuations in the operating results of our various printing operations in any given quarter. We depend to some extent on sales to certain industries, such as the advertising and automotive industries. We estimate that over 50% of our commercial printing sales are related to advertising. To the extent these industries experience downturns, the results of our operations are adversely affected.

OUR INDUSTRY IS HIGHLY COMPETITIVE.

     The printing industry in which we compete is extremely fragmented and highly competitive. In the commercial printing market, we compete against a number of large, diversified and financially stronger printing companies, as well as regional and local commercial printers, many of which are capable of competing with us on volume, price and production quality. In the envelope market, we compete primarily with a few multi-plant and many single-plant companies servicing regional and local markets. In the printed office products market, we compete primarily with document printers with nationwide manufacturing locations and regional or local printers. There currently is excess capacity in the printing industry, which has resulted in excessive price competition and may continue to do so. We are constantly seeking ways to reduce our costs and become more efficient competitors. However, we cannot be certain that these efforts will be successful or that our competitors will not be more successful in their similar efforts to reduce costs and become more efficient. If we fail to reduce costs and increase productivity, we may face decreased profit margins in markets where we encounter price competition, which in turn could reduce our cash flow and profitability.

FACTORS AFFECTING U.S. AND CANADIAN POSTAL SERVICES CAN IMPACT OUR BUSINESS.

     Most envelopes used in the United States and Canada are sent through the mail and, as a result, postal rates can significantly affect envelope usage. Historically, increases in postal rates, relative to changes in the cost of alternative delivery means and/or advertising media, have resulted in temporary reductions in the growth rate of mail sent, including direct mail, which is a significant portion of our envelope volume. We cannot be sure that direct mail marketers will not reduce their volume as a result of any increases. Because rate increases in the United States and Canada are outside our control, we can provide no assurance that any increases in U.S. and/or Canadian postal rates will not have a negative effect on the level of mail sent, or the volume of envelopes purchased, in either or both countries. In such event, we would expect to experience a decrease in cash flow and profitability or financial position.

     Factors other than postal rates that detrimentally affect the volume of mail sent through the U.S. and Canadian postal systems may also negatively affect our business. If the threats of mass bio-terrorism in the U.S. mail system resume, or if there is a perception of a lack of safety in the U.S. or Canadian postal systems, we cannot be sure that direct mail marketers will not reduce their volume as a result of any such persisting threats or insecurity, or that such decreases in demand will not have a negative effect on the level of mail sent or the volume of envelopes purchased. Congress recently enacted a federal "Do Not Call" registry in response to consumer backlash against telemarketers

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and is contemplating enacting so-called "anti-spam" legislation in response to consumer complaints about unsolicited e-mail advertisements. If this consumer trend becomes directed at direct mail advertising, or if similar legislation or regulations prohibit or limit direct mail advertisements, our business could be negatively affected.

INCREASES IN PAPER COSTS AND ANY DECREASES IN THE AVAILABILITY OF PAPER COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS.

     Paper costs represent a significant portion of our cost of materials. Changes in paper pricing generally do not affect the operating margins of our commercial printing business because prices for those paper grades historically have been less volatile and we have been able to pass on paper price increases. Paper pricing does, however, impact the operating margins of our envelope business because prices for those paper grades historically have been more volatile and we generally are not able to increase our prices as quickly as paper prices increase. We cannot be certain that we will be able to continue to pass on future increases in the cost of paper. Moreover, rising paper costs and their consequent impact on our pricing could lead to a decrease in our volume of units sold. Although we have been successful in negotiating favorable pricing terms with paper vendors, we cannot be certain we will be successful in negotiating favorable pricing terms in the future. This may result in decreased sales volumes as well as decreased cash flow and profitability.

     We depend on the availability of paper in manufacturing most of our products. During periods of tight paper supply, many paper producers allocate shipments of paper based on the historical purchase levels of customers. As a result of our large volume paper purchases from several paper producers, we generally have not experienced difficulty in obtaining adequate quantities of paper, although we have occasionally experienced minor delays in delivery. Although we believe that our attractiveness to vendors as a large volume paper purchaser will continue to enable us to receive adequate supplies of paper in the future, unforeseen developments in world paper markets coupled with shortages of raw paper could result in a decrease in supply, which in turn would cause a decrease in the volume of products we could produce and sell and a corresponding decrease in cash flow and profitability.

THE AVAILABILITY OF ALTERNATIVE DELIVERY MEDIA MAY ADVERSELY AFFECT OUR
BUSINESS.

     Our business is highly dependent upon the demand for envelopes sent through the mail. Such demand comes from utility companies, banks and other financial institutions, among others. Our printing business also depends upon demand for printed advertising and business forms, among others. Consumers increasingly use the Internet and other electronic media to purchase goods and services, and for other purposes such as paying utility and credit card bills. Advertisers use them for targeted campaigns directed at specific electronic user groups. Large and small businesses use electronic media to conduct business, send invoices and collect bills. As a result, we expect the demand for envelopes and other printed materials for these purposes to decline. In addition, companies have begun to deliver annual reports electronically rather than in printed form, which could reduce demand for our high impact color printing.

     Although we expect countervailing trends, such as the growth of targeted direct mail campaigns based upon mailing lists generated by electronic purchases, to cause overall demand for envelopes and other printed materials to continue to grow at rates comparable to recent historical levels, we cannot be certain that the acceleration of the trend towards electronic media such as the Internet and other alternative media will not cause a decrease in the demand for our products. If demand for our products decreases, we may not generate sufficient cash flow to make required payment on the notes.

WE DEPEND ON GOOD LABOR RELATIONS.

     As of December 31, 2004, we had approximately 10,000 full-time employees, of whom approximately 1,800 were members of various local labor unions. If our unionized employees were to engage in a concerted strike or other work stoppage, or if other employees were to become unionized, we could experience a disruption of operations, higher labor costs or both. A lengthy strike could result in a material decrease in our cash flow or profitability.

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ENVIRONMENTAL LAWS MAY AFFECT OUR BUSINESS.

     Our operations are subject to federal, state, local and foreign environmental laws and regulations, including those relating to air emissions, wastewater discharge, waste generation, handling, management and disposal, and remediation of contaminated sites. In addition, some of the sellers from which we have bought businesses in the past have been designated as potentially responsible parties under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, or CERCLA, or similar legislation in Canada. CERCLA imposes strict, and in certain circumstances joint and several, liability for response costs. Liability may also include damages to natural resources. We believe that we have minimal exposure as a result of such designations, either because indemnities obtained in the course of acquisitions or because of the de minimis nature of the claims, or both. We also believe that our current operations are in substantial compliance with applicable environmental laws and regulations. We cannot be certain, however, that available indemnities will be adequate to cover all costs or that currently unknown conditions or matters, new laws and regulations, or stricter interpretations of existing laws and regulations will not have a material adverse effect on our business or operations in the future.

WE ARE DEPENDENT ON KEY MANAGEMENT PERSONNEL.

     Our success will continue to depend to a significant extent on our executive officers and other key management personnel. We cannot be certain that we will be able to retain our executive officers and key personnel or attract additional qualified management in the future. In addition, the success of any acquisitions we may pursue may depend, in part, on our ability to retain management personnel of the acquired companies. We do not carry key person insurance on any of our managerial personnel.

COMPLIANCE WITH RECENT LEGISLATION COULD BE BURDENSOME AND EXPENSIVE.

      Recently enacted and proposed changes in the laws and regulations affecting public companies, including the provisions of the Sarbanes-Oxley
Act of 2002 and rules proposed by the SEC and the New York Stock Exchange could cause us to incur increased costs as we evaluate the implications of new rules and respond to new requirements. The new rules could make it more difficult for us to obtain certain types of insurance, including directors and officer liability insurance, and we may be forced to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. The impact of these events could also make it more difficult for us to attract and retain qualified persons to serve on our board of directors, or as executive officers.


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                         FORWARD-LOOKING STATEMENTS

     All statements other than statements of historical facts included in this prospectus regarding the prospects of our industry and our prospects, plans, financial position and business strategy, may constitute forward-looking statements. In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as "may," "will," "should," "expect," "intend," "estimate," "anticipate," "believe," "predict," "potential" or "continue" or the negatives of these terms or variations of them or similar terminology. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we cannot assure you that these expectations will prove to be correct. Important factors that could cause actual results to differ materially from our expectations are disclosed in this prospectus, including in conjunction with the forward-looking statements included in this prospectus and under "Risk Factors." All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements included in this document. These forward-looking statements speak only as of the date of this prospectus. We do not intend to update these statements unless the securities laws require us to do so.

                               USE OF PROCEEDS

     We will not receive any proceeds from the issuance of the new notes or consummation of the exchange offer. In consideration for issuing the new notes as contemplated in this prospectus, we will receive corresponding old notes in like principal amount. The old notes will be retired and cancelled and cannot be reissued. Accordingly, issuance of the new notes will not result in any change in our indebtedness.

     The approximate net proceeds from our sale of the old notes, after deducting underwriting fees and expenses of the offering, were $313 million. We used the net proceeds to purchase $300 million principal amount of 8 3/4% senior subordinated notes due December 15, 2008, together with the premium and accrued interest payable to the holders of those notes, and to pay related fees and expenses.


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                 SELECTED CONSOLIDATED FINANCIAL INFORMATION

     The selected consolidated historical financial information for the five years ended December 31, 2003 are derived from our consolidated financial statements and notes, which have been audited by Ernst & Young LLP.

     Since the information presented below is only a summary and does not provide all of the information contained in our financial statements, including the related notes, you should read this information in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the consolidated financial statements and accompanying notes included in the Annual Report on Form 10-K for the year ended December 31, 2003.

                                                                          YEAR ENDED DECEMBER 31,
                                                   ----------------------------------------------------------------------
                                                      1999           2000           2001           2002           2003
                                                   ----------     ----------     ----------     ----------     ----------
                                                                           (DOLLARS IN THOUSANDS)
STATEMENT OF OPERATIONS:
Net sales ....................................     $1,699,222     $2,044,350     $1,868,768     $1,728,705     $1,671,664
Cost of sales ................................      1,315,735      1,599,613      1,481,135      1,385,361      1,337,118
                                                   ----------     ----------     ----------     ----------     ----------
Gross profit .................................        383,487        444,737        387,633        343,344        334,546
Selling, general and administrative
  expenses and amortization ..................        232,679        300,035        293,201        265,971        247,588
Restructuring, asset impairments and other
  charges(1) .................................          1,807         12,135         79,608        110,292          6,743
                                                   ----------     ----------     ----------     ----------     ----------
Operating income (loss) ......................        149,001        132,567         14,824        (32,919)        80,215
Interest expense .............................         45,811         72,997         63,314         70,461         71,891
Other expenses ...............................         (1,228)           847          1,923          1,754          1,819
                                                   ----------     ----------     ----------     ----------     ----------
Income (loss) from continuing operations
  before income taxes and cumulative effect
  of a change in accounting principle ........        104,418         58,723        (50,413)      (105,134)         6,505
    Provision (benefit) for income taxes .....         42,421         22,530         (5,200)       (31,646)         2,581
                                                   ----------     ----------     ----------     ----------     ----------
Income (loss) from continuing operations
  before cumulative effect of a change in
  accounting principle .......................         61,997         36,193        (45,213)       (73,488)         3,924

Income (loss) from discontinued operations,
  net of taxes ...............................          2,485         (8,575)       (91,004)       (16,868)         1,548
                                                   ----------     ----------     ----------     ----------     ----------
Income before cumulative effect of a change in
  accounting principle .......................         64,482         27,618       (136,217)       (90,356)         5,472
Cumulative effect of a change in accounting
  principle ..................................             --             --             --       (111,748)          (322)
                                                   ----------     ----------     ----------     ----------     ----------
Net income (loss) ............................     $   64,482     $   27,618     $ (136,217)    $ (202,104)    $    5,150
                                                   ==========     ==========     ==========     ==========     ==========
OTHER DATA:

Capital expenditures .........................     $   85,501     $   67,063     $   32,742     $   30,896     $   31,602
Net cash provided by operating activities ....        117,504        153,172        170,935         22,971         59,459
Net cash provided by (used in) investing
  activities .................................       (194,828)      (153,449)       (32,898)       100,819        (29,856)
Net cash provided by (used in) financing
  activities .................................        167,313        149,629       (144,144)      (110,222)       (33,256)
Ratio of earnings to fixed charges
  (unaudited)(2) .............................          2.67x          1.57x            N/A            N/A          1.08x

                                                                          YEAR ENDED DECEMBER 31,
                                                   ----------------------------------------------------------------------
                                                      1999           2000           2001           2002           2003
                                                   ----------     ----------     ----------     ----------     ----------
BALANCE SHEET DATA:                                                        (DOLLARS IN THOUSANDS)
Property, plant and equipment, net ...........     $  451,419     $  480,327     $  428,564     $  379,624     $  388,240
Total assets .................................      1,310,260      1,683,592      1,476,867      1,107,367      1,107,393
Total debt ...................................        666,397        922,351        855,221        763,899        748,961
Long-term debt ...............................        652,743        881,976        552,051        760,938        746,386
Shareholders' equity .........................        375,310        385,853        241,877         42,768         68,019

(1) Restructuring, asset impairments and other charges includes pre-tax loss (gain) from the early

                                     17


extinguishment of debt of $(2.4) million and $16.5 million in 2000 and 2002, respectively, impairment loss on assets held for sale of $6.4 million in 2002 and impairment on operations formerly held for sale of $36.5 million and $12.8 million in 2001 and 2002, respectively.

(2) For purposes of calculating the ratio of earnings to fixed charges, (i) earnings consist of income (loss) from continuing operations before cumulative effect of change in accounting principle, fixed charges and income taxes, and (ii) fixed charges consist of interest expense on all indebtedness (including amounts allocated to discontinued operations), including the amount of amortization of deferred financing costs and capitalized interest. For the years ended December 31, 2001 and 2002, the earnings, as defined above, were less than fixed charges, as defined above, by $50.4 million and $105.1 million, respectively.

                             THE EXCHANGE OFFER

PURPOSE OF THE EXCHANGE OFFER

         Mail-Well I Corporation originally issued and sold $320 million aggregate principal amount of 7 7/8% Senior Notes due 2013 on February 4, 2004, in an offering that was exempt from registration under the Securities Act of 1933 pursuant to Section 4(2), Rule 144A and Regulation S of the Securities Act. Accordingly, the old notes may not be transferred in the United States unless registered under the Securities Act or unless an exemption from the registration requirements of the Securities Act and applicable state securities laws is available.

         As a condition to the sale of the old notes, we entered into a registration rights agreement dated as of February 4, 2004 with the initial purchasers of the old notes. In the registration rights agreement, we agreed to file with the Securities and Exchange Commission a registration statement under the Securities Act no later than May 4, 2004, with respect to the $320 million aggregate principal amount of 7 7/8% senior notes due 2013 offered by this prospectus. We will use our reasonable best efforts to cause such registration statement to become effective within 210 days of the signing of the registration rights agreement. We also agreed to use our respective reasonable best efforts to cause the registration statement to be effective for a period of not less than 20 business days after the date notice of the exchange offer is mailed to the holders of the old notes, to keep the exchange offer open for a period of not less than 20 business days and cause the exchange offer to be consummated no later than the 30th business day after the registration statement is declared effective by the Commission.

         Pursuant to the exchange offer, holders of the old notes may exchange their old notes for registered new notes. For each old note surrendered pursuant to the exchange offer, the holder of the old note will receive a new note having a principal amount equal to that of the surrendered old note. Interest on each new note will accrue from the last interest payment date on which interest was paid on the old note surrendered in exchange for the new note or, if no interest has been paid on such old note, from the date the old note was issued.

         To participate in the exchange offer, each holder must represent that:

         (1) it is acquiring the new notes in the exchange offer in its ordinary course of business;

         (2) it has no arrangement or understanding with any person to participate in a distribution of the new notes, and if it is not a broker-dealer, it is not engaged in, and does not intend to engage in, a distribution of the new notes;

         (3) it is not an "affiliate" of Mail-Well I Corporation, as defined in Rule 405 of the Securities Act, or if it is such an affiliate, it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable; and

         (4) if it is broker-dealer, it will receive new notes for its own account in exchange for old notes that it acquired as a result of market-making activities or other trading activities.

         Each broker-dealer that receives new notes for its own account in exchange for old notes, where such old notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. See "Plan of Distribution." The Commission has taken the position that these broker-dealers may fulfill their prospectus delivery requirements with respect to new notes, other than a resale of an unsold allotment from the original sale of the old notes, with this prospectus. Under the registration rights agreement, we are required to allow these broker-dealers and other persons, if any, with similar prospectus delivery requirements to use this prospectus in connection with the resale of the new notes. The registration rights agreement is an exhibit to the registration statement of which this prospectus is a part.

RESALE OF THE NEW NOTES

         Based on no-action letters issued by the staff of the Commission to persons who are not associated with us, we believe that the new notes issued in exchange for old notes pursuant to this exchange offer will in general be freely transferable after this exchange offer without further registration under the Securities Act and without the holder's delivery of a prospectus under the Securities Act. This presumes that the holder of the new notes makes the representations described above and, if the holder is a broker-dealer, it represents that it will receive new notes for its own account in exchange for old notes that were acquired as a result of market-making activities or other trading activities and that it will deliver a prospectus in connection with any resale of the new notes. However, the Commission has not considered this exchange offer in the context of a no-action letter and there can be no assurance that the staff of the Commission would make a similar determination with respect to this exchange offer as it made in the no-action letters to the unrelated persons.

         Holders of old notes wishing to accept the exchange offer must complete and sign the letter of transmittal that will be mailed to each holder of the old notes. The letter of transmittal contains the required representations described above and an agreement to comply with the agreements and covenants set forth in the registration rights agreement.

         This prospectus, as it may be amended or supplemented from time to time, may be used by broker-dealers in connection with resales of new notes received in exchange for old notes where the old notes were acquired by the broker-dealer as a result of market-making activities or other trading activities. A broker-dealer that signs a letter of transmittal and delivers a prospectus to purchasers in connection with resales may be deemed to be an "underwriter" within the meaning of the Securities Act; however, the holder will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

TERMS OF THE EXCHANGE OFFER; PERIOD FOR TENDERING OLD NOTES

         Upon the terms and subject to the conditions described in this prospectus and contained in the letter of transmittal, we will accept for exchange any and all old notes that are properly tendered on or prior to the expiration date of the exchange offer, _____________, 2004, and are not withdrawn as permitted below. We will issue $1,000 principal amount of new notes in exchange for each $1,000 principal amount of outstanding old notes surrendered pursuant to this exchange offer. Old notes may be tendered only in integral multiples of $1,000.

         The form and terms of the new notes are the same as the form and terms of the old notes except that:

         (1) the new notes will be registered under the Securities Act and hence the new notes will not bear legends restricting their transfer, and

         (2) holders of the new notes will not be entitled to most rights under the registration rights agreement, which will terminate upon the closing of the exchange offer.

         The new notes will evidence the same debt as the old notes and will be issued under, and be entitled to the benefits of, the same indenture.

         As of the date of this prospectus, an aggregate of $320 million in principal amount of the old notes is outstanding. This prospectus, together with the letter of transmittal, is first being sent on or about
_________________, 2004, to all holders of old notes known to us.

         Holders of the old notes do not have any appraisal or dissenters' rights under the indenture in connection with the exchange offer. We intend to conduct the exchange offer in accordance with the provisions of the registration rights agreement and the applicable requirements of the federal securities laws.

         We expressly reserve the right, at any time or from time to time, to extend the period of time during which the exchange offer is open, and by the extension to delay acceptance for exchange of any old notes. Notice of any extension will be issued by means of a press release or other public announcement no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date. During the extension, all old notes previously tendered will remain subject to the exchange offer and may be accepted for exchange by Mail-Well I Corporation. We will return any old notes not accepted for exchange for any reason without expense to the tendering holder as promptly as practicable after the expiration of the exchange offer. We will give written notice of any extension, amendment or nonacceptance to the holders of the old notes as promptly as practicable.

PROCEDURES FOR TENDERING OLD NOTES

         Your tender to Mail-Well I Corporation of old notes as described below and our acceptance of the old notes will create a binding agreement between us upon the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal. Except as set forth below, a holder who wishes to tender old notes for exchange must send a completed and signed letter of transmittal, including all other documents required by the letter of transmittal, to the exchange agent, US. Bank National Association, at the address set forth below under "-Exchange Agent" on or before the expiration date. In addition, either:

         (1) certificates for the old notes must be received by the exchange agent, or

         (2) a timely confirmation of a book-entry transfer of the old notes into the exchange agent's account at the Depository Trust Company pursuant to the procedure for book-entry transfer described below, must be received by the exchange agent before the expiration date, or

         (3) the holder must comply with the guaranteed delivery procedures described below.

The method of delivery of old notes, letters of transmittal and all other required documents is at the election and risk of the holders. If the delivery is by mail, we recommend you use registered mail, properly insured, with return receipt requested. In all cases, you should allow sufficient time to assure timely delivery. No letters of transmittal or old notes should be sent to Mail-Well I Corporation.

         Any beneficial owner whose old notes are registered in the name of a broker, dealer, commercial bank, trustee or other nominee and who wishes to tender should contact the registered holder of the old notes promptly and instruct the registered holder to tender on behalf of the beneficial owner. If the beneficial owner wishes to tender on its own behalf, the beneficial owner must, prior to completing and executing the letter of transmittal and delivering its old notes, either make appropriate arrangements to register ownership of the old notes in the beneficial owner's name or obtain a properly completed power of attorney from the registered holder of the old notes. The transfer of record ownership may take considerable time.

         Signatures on a letter of transmittal or a notice of withdrawal need not be guaranteed if the old notes surrendered for exchange are tendered:

         (1) by a registered holder of the old notes who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the letter of transmittal, or

         (2)  for the account of an eligible institution.

An "eligible institution" means a firm that is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or a commercial bank or trustee having an office or correspondent in the United States. In the event that signatures on a letter of transmittal or a notice of withdrawal are required to be guaranteed, the guarantees must be by an eligible institution. If old notes are registered in the name of a person other than a signer of the letter of transmittal, the old notes surrendered for exchange must be endorsed by the registered holder, or be accompanied by appropriate powers of attorney or by a written instrument or instruments of transfer or exchange, in satisfactory form as determined by Mail-Well I Corporation in its sole discretion, signed by the registered holder with the signature guaranteed by an eligible institution.

         We will determine all questions as to the validity, form, eligibility and acceptance of old notes tendered for exchange in our sole discretion, and our determination shall be final and binding. We reserve the absolute right to reject any tenders of any particular old notes not properly tendered or not to accept any particular old notes whose acceptance might, in our judgment or the judgment of our counsel, be unlawful. We also reserve the absolute right to waive any defects or irregularities or conditions of the exchange offer as to any particular old notes either before or after the expiration date, including the right to waive the ineligibility of any holder who seeks to tender old notes in the exchange offer. Our interpretation of the terms and conditions of the exchange offer as to any particular old notes either before or after the expiration date shall be binding on all parties. Unless waived, any defects or irregularities in connection with tenders of old notes for exchange must be cured within a reasonable period of time as we shall determine. Neither Mail-Well I Corporation, the exchange agent nor any other person shall be under any duty to give notification of any defect or irregularity with respect to any tender of old notes for exchange, nor shall any of them incur any liability for failure to give the notification.

         If the letter of transmittal or any old notes or powers of attorney are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, those persons should so indicate when signing, and, unless waived by Mail-Well I Corporation, proper evidence satisfactory to Mail-Well I Corporation of their authority to so act must be submitted.

BOOK-ENTRY TRANSFER

         The exchange agent will request to establish an account for the old notes at DTC for the exchange offer within two business days after the date of this prospectus. Any financial institution that is a participant in DTC's systems may make book-entry delivery of old notes by causing DTC to transfer the old notes into the exchange agent's account at DTC in accordance with DTC's procedures for transfer.

         Although delivery of old notes may be effected through book-entry transfer at DTC, the letter of transmittal or facsimile, or an agent's message, with any required signature guarantees and any other required documents, must, in any case, be received by the exchange agent at the address set forth below under "-Exchange Agent" on or before the expiration date or the guaranteed delivery procedures described below must be complied with.

         The term "agent's message" means a message, transmitted by DTC to, and received by, the exchange agent and forming a part of a book-entry confirmation, which states that DTC has received an express acknowledgment from the tendering participant stating that the participant has received and agrees to be bound by the terms of the letter of transmittal, and Mail-Well I Corporation may enforce the letter of transmittal against the participant.

GUARANTEED DELIVERY PROCEDURES

         If a registered holder of the old notes wishes to tender the old notes and the old notes are not immediately available, or time will not permit the holder's old notes or other required documents to reach the exchange agent before the expiration date, or the procedure for book-entry transfer cannot be completed on time, a tender may be effected if:

         (1)  the tender is made through an eligible institution;

         (2) prior to the expiration date, the exchange agent has received from the eligible institution:

              (a) a completed and signed letter of transmittal, or a facsimile;

              (b) notice of guaranteed delivery substantially in the form provided by Mail-Well I Corporation, setting forth the name and address of the holder of the old notes and the amount of old notes, stating that the tender is being made by that holder and guaranteeing that within three New York Stock Exchange trading days after the date of execution of the notice of guaranteed delivery the certificates for all physically tendered old notes, in proper form for transfer, or a book-entry confirmation, and any other documents required by the letter of transmittal will be deposited by the eligible institution with the exchange agent; and

         (3) the certificates for all physically tendered old notes, in proper form for transfer, or a book-entry confirmation and all other documents required by the letter of transmittal, are received by the exchange agent within three New York Stock Exchange trading days after the date of signing the notice of guaranteed delivery.

ACCEPTANCE OF OLD NOTES FOR EXCHANGE; DELIVERY OF NEW NOTES

         Upon satisfaction or waiver of all of the conditions to the exchange offer, we will accept, promptly after the expiration date, all old notes properly tendered and will then promptly issue the new notes. For purposes of the exchange offer, we will be deemed to have accepted properly tendered old notes for exchange when, as and if we have given either oral or written notice to the exchange agent. Oral notices will promptly be confirmed in writing. Holders whose old notes are accepted for exchange will be deemed to have waived the right to receive any accrued but unpaid interest on the old notes.

         In all cases, the issuance of new notes for old notes that are accepted for exchange pursuant to the exchange offer will be made only after timely receipt by the exchange agent of certificates for the old notes or a timely book-entry confirmation of the old notes into the exchange agent's account at DTC, a completed and signed letter of transmittal, or an agent's message, and all other required documents. If any tendered old notes are not accepted, or if old notes are submitted for a greater amount than the holder desires to exchange, the unaccepted or non-exchanged old notes will be returned without expense to the tendering holder as promptly as practicable after the exchange offer expires or terminates. In the case of old notes tendered by book-entry procedures described above, the non-exchanged old notes will be credited to an account maintained with DTC designated by the tendering holder as promptly as practicable after the exchange offer expires or terminates.

CONDITIONS OF THE EXCHANGE OFFER

         Notwithstanding any other term of the exchange offer, we will not be required to accept for exchange, or to issue new notes in exchange for, any old notes. We may terminate or amend the exchange offer prior to the expiration date if any of the conditions to the exchange offer are not met. These conditions include that the exchange offer, or the making of any exchange by a holder of old notes, does not violate applicable law or any applicable interpretation of the staff of the Commission. The conditions also include that none of the following has occurred which in our judgment would reasonably be expected to impair our ability to proceed with the exchange offer:

         (1) institution or threat of an action or proceeding in any court or by or before any governmental agency or body with respect to the exchange offer;

         (2)  adoption or enactment of any law, statute, rule or regulation;

         (3) declaration of a banking moratorium by United States federal or New York State authorities; or

         (4) suspension of trading on the New York Stock Exchange or generally in the United States over-the-counter market by order of the Commission or any other governmental authority.

In addition, we may impose such other conditions as may be reasonably acceptable to the initial purchasers of the old notes. We will give written notice of any termination to the holders of the old notes as promptly as practicable.

WITHDRAWAL RIGHTS

         Tenders of old notes may be withdrawn at any time prior to the expiration date. For a withdrawal to be effective, a written notice of withdrawal must be received by the exchange agent at the address set forth below under "--Exchange Agent." Any notice of withdrawal must specify the name of the person who tendered the old notes to be withdrawn, identify the old notes to be withdrawn, including the amount of the old notes, and specify the name in which the old notes are registered, if different from that of the withdrawing holder. If certificates for old notes have been delivered or otherwise identified to the exchange agent, then, prior to the release of the certificates the withdrawing holder must also submit the serial numbers of the particular certificates to be withdrawn and a signed notice of withdrawal with signatures guaranteed by an eligible institution unless the holder is an eligible institution.

         If old notes have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn old notes and otherwise comply with the procedures of DTC.

         We will determine all questions as to the validity, form and eligibility of the notices, and our determination will be final and binding on all parties. Any old notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offer. Any old notes that have been tendered for exchange but that are not exchanged for any reason will be returned to the holder without cost to the holder as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. In the case of old notes tendered by book-entry transfer into the exchange agent's account at DTC pursuant to the book-entry transfer procedures described above, the old notes will be credited to an account with DTC specified by the holder as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn old notes may be re-tendered by following one of the procedures for tendering old notes as previously described at any time on or before the expiration date.

EXCHANGE AGENT

         U.S. Bank National Association has been appointed as the exchange agent for the exchange offer. All signed letters of transmittal should be directed to the exchange agent at the address set forth below. Questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal and requests for notices of guaranteed delivery should be directed to the exchange agent addressed as follows:

              U.S. Bank National Association
              Specialized Finance Department
              60 Livingston Ave.
              St. Paul, Minnesota 55107
              Telecopier: 651-495-8158

         Delivery of a letter of transmittal to an address other than as set forth above or transmission of instructions via facsimile other than as set forth above does not constitute a valid delivery of the letter of transmittal.

FEES AND EXPENSES

         We will pay the cash expenses we will incur in connection with the exchange offer. Also, in connection with the registration statement for the new notes, we will reimburse the holders for the reasonable fees and disbursements of not more than one counsel, who shall be chosen by the holders of a majority in principal amount of the old notes for whose benefit the registration statement has been prepared.

ACCOUNTING TREATMENT

         For accounting purposes, we will recognize no gain or loss as a result of the exchange offer. The expenses of the exchange offer will be amortized over the term of the new notes.

TRANSFER TAXES

         Holders who tender their old notes for exchange will not be required to pay any transfer taxes, except that holders who instruct Mail-Well I Corporation to register new notes in the name of, or request that old notes not tendered or not accepted in the exchange offer be returned to, a person other than the registered tendering holder, will be responsible for paying any applicable transfer tax.

REGULATORY MATTERS

            We are not aware of any governmental or regulatory approvals that are required in order to complete the exchange offer.

CONSEQUENCES OF FAILURE TO EXCHANGE

         Participation in the exchange offer is voluntary. Holders of the old notes are urged to consult their financial and tax advisors in making their own decisions on what action to take. See "Certain U.S. Federal Income Tax Considerations."

         The old notes that are not exchanged for the new notes in the exchange offer will remain restricted securities. Accordingly, those old notes may only be transferred:

         (1)  to Mail-Well I Corporation or any of its subsidiaries,

         (2) to a person whom the seller reasonably believes is a qualified institutional buyer purchasing for its own account or for the account of a qualified institutional buyer in a transaction meeting the requirements of Rule 144A,

         (3) in an offshore transaction meeting the requirements of Rule 903 or Rule 904 under the Securities Act,

         (4) in a transaction meeting the requirements of Rule 144 under the Securities Act,

         (5) in accordance with another exemption from the registration requirements of the Securities Act, and based upon an opinion of counsel acceptable to Mail-Well I Corporation, or

         (6)  pursuant to an effective registration statement,

and, in each case, in accordance with the applicable securities laws of any state of the United States or any other applicable jurisdiction.

                        DESCRIPTION OF THE NEW NOTES

         You can find the definitions of certain terms used in this description under the subheading "Certain Definitions." In this description, the word "Company" refers only to Mail-Well I Corporation and not to the Parent Company or any subsidiaries of the Company.

         The Company will issue the new notes under an Indenture dated February 4, 2004 among itself, the Guarantors and U.S. Bank National Association, as trustee. The terms of the new notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. The following description is a summary of the material provisions of the Indenture. It does not restate those provisions in their entirety. You may obtain a copy of the indenture from us, and the Indenture is also an exhibit to the registration statement of which this prospectus is a part.

BRIEF DESCRIPTION OF THE NEW NOTES AND THE GUARANTEES

         THE NEW NOTES.

         The new notes:

         (1) will be identical to the old notes in all material respects, including the guarantees, except that the new notes are registered under the federal securities laws and will not contain any legends restricting their transfer.

         (2)  will be general unsecured obligations of the Company;

         (3) will be subordinated in right of payment to all existing and future Senior Debt of the Company;

         (4) will be pari passu in right of payment to all existing and future senior subordinated Indebtedness of the Company;

         (5) will be senior in right of payment to any future junior subordinated Indebtedness of the Company; and

         (6) will be unconditionally guaranteed on a general unsecured senior subordinated basis by each Guarantor.

         THE GUARANTEES.

         The new notes will be unconditionally guaranteed on a general unsecured senior subordinated basis, jointly and severally, by the Parent Company and substantially all of the current Subsidiaries of the Company. The following is a list of the subsidiary guarantors (the "Subsidiary Guarantors") as of the date of this prospectus:

         1158673 Ontario, Inc.
         Classic Envelope Plus, Ltd.
         Discount Labels, Inc.
         Innova Envelope Inc.
         Mail-Well Alberta Finance LP
         Mail-Well Canada Leasing Company
         Mail-Well Commercial Printing, Inc.
         Mail-Well Government Printing, Inc.
         Mail-Well Mexico Holdings, Inc.
         Mail-Well Services LLC
         Mail-Well Texas Finance LP
         Mail-Well West, Inc.
         McLaren Morris & Todd Company
         MM&T Packaging Company
         National Graphics Company
         PNG Inc.
         Poser Business Forms, Inc.

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

         Precision Fine Papers, Inc.
         Regional Enveloppe Products Inc.-Products Enveloppe
         Regional Inc.
         Supremex, Inc.
         Wisco III, L.L.C.

         The new notes will be guaranteed by each new Restricted Subsidiary that is a Significant Subsidiary formed under the laws of a state of the United States (including the District of Columbia) and has its principal place of business with the United States.

The Guarantees of these new notes:

         (1)  will be general unsecured obligations of each Guarantor;

         (2) will be subordinated in right of payment to all existing and future Senior Debt of each Guarantor;

         (3) will be pari passu in right of payment to all existing and future senior subordinated Indebtedness of each Guarantor; and

         (4) will be senior in right of payment to any future junior subordinated Indebtedness of each Guarantor.

         Assuming we had completed the offering of the old notes and applied the net proceeds as intended, as of December 31, 2003, the Company and the Guarantors would have had Senior Debt of approximately $453.6 million, with an additional $152.4 million (less any outstanding letters of credit) available under our senior credit facility. The Indenture will permit the Company and the Guarantors to incur additional Senior Debt under certain circumstances.

         As of the date of the Indenture, all of our Subsidiaries will be "Restricted Subsidiaries." However, under the circumstances described below under the subheading "Certain Covenants--Designation of Restricted and Unrestricted Subsidiaries," we will be permitted to designate certain of our subsidiaries as "Unrestricted Subsidiaries." Unrestricted Subsidiaries will not be subject to many of the restrictive covenants in the Indenture. Unrestricted Subsidiaries will not guarantee the new notes.

         SUBORDINATION.

         The payment of principal, premium, if any, interest, additional interest, if any, and any other Obligations on, or relating to, the new notes will be subordinated to the prior payment in full of all Senior Debt of the Company.

         The holders of Senior Debt will be entitled to receive payment in full of all Obligations due in respect of Senior Debt before the Holders of new notes will be entitled to receive any payment or distribution of any kind or character with respect to any Obligations on, or relating to, the new notes (except that Holders of new notes may receive and retain Permitted Junior Securities and payments made from the trust described under "Legal Defeasance and Covenant Defeasance" so long as the deposit of amounts therein satisfied the relevant conditions specified in the Indenture at the time of such deposit), in the event of any distribution to creditors of the Company or any Guarantor:

         (1) in a liquidation or dissolution of the Company or such Guarantor;

         (2) in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or such Guarantor or its property;

         (3) in an assignment for the benefit of creditors of the Company or such Guarantor; or

         (4) in any marshalling of the Company's or such Guarantor's assets and liabilities.

         The Company and the Guarantors also may not make any payment or distribution of any kind or character with respect to any Obligations on, or with respect to, the new notes or acquire any of the new notes for cash or

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

property or otherwise (except in Permitted Junior Securities or from the trust described under "Legal Defeasance and Covenant Defeasance"); if:

         (1) a payment default on any Designated Senior Debt occurs and is continuing beyond any applicable grace period; or

         (2) any other default occurs and is continuing on Designated Senior Debt that permits holders of such Designated Senior Debt to accelerate its maturity and the Trustee receives a notice of such default ("Payment Blockage Notice") from the representative of any Designated Senior Debt.

         Payments on the new notes may and shall be resumed:

         (1) in the case of a payment default, upon the date on which such default is cured or waived; and

         (2) in the case of a nonpayment default, the earliest of (x) the date on which all nonpayment defaults are cured or waived (so long as no other event of default exists), or (y) 179 days after the date the applicable Payment Blockage Notice is received unless the maturity of any Designated Senior Debt has been accelerated.

         No new Payment Blockage Notice may be delivered unless and until 360 days have elapsed since the delivery of the immediately prior Payment Blockage Notice.

         No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice unless such default shall have been cured or waived for a period of not less than 90 consecutive days.

         The Company must promptly notify holders of Senior Debt or their Representative if payment of the new notes is accelerated because of any Event of Default; provided that any failure to give such notice shall have no effect whatsoever on the subordination provisions described herein.

         As a result of the subordination provisions described above, in the event of a bankruptcy, liquidation or reorganization of the Company or any Guarantor, Holders of the new notes may recover less ratably than creditors of the Company or such Guarantor who are holders of Senior Debt. Payments under the Guarantee of each Guarantor shall be subordinated to the prior payment in full of all Senior Debt of such Guarantor, including all Senior Debt of such Guarantor incurred after the Issue Date, on the same basis as provided above with respect to subordination of payments on the new notes by the Company to the prior payment in full of Senior Debt of the Company. See "Risk Factors -- The notes will be contractually junior in right of payment to our senior indebtedness, and the guarantees will be contractually junior to all senior indebtedness of the guarantors."

PRINCIPAL, MATURITY AND INTEREST

         We will issue the new notes initially with a maximum aggregate principal amount of $320 million. We will issue the new notes in denominations of $1,000 and integral multiples of $1,000. The new notes will mature on December 1, 2013. Subject to our compliance with the covenant described under the caption "--Certain Covenants--Incurrence of Indebtedness," we may, without the consent of the holders, issue more notes under the Indenture on the same terms and conditions and with the same CUSIP numbers as the new notes being offered hereby in an unlimited principal amount (the "Additional Notes"). Any such Additional Notes that are actually issued will be treated as issued and outstanding notes (and as the same class as the initial notes) for all purposes of the Indenture and this "Description of the Notes" unless the context indicates otherwise.

         Interest on these new notes will accrue at the rate of 7 7/8% per annum and will be payable semiannually in arrears on June 1 and December 1 commencing on June 1, 2004. We will make each interest payment to the Holders of record of these new notes immediately preceding May 15 and November 15.

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

         Interest on these new notes will accrue from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

         Additional interest may accrue on the new notes in certain circumstances pursuant to the Registration Rights Agreement.

NOTE GUARANTEES; RESTRICTIONS ON PARENT COMPANY AND SUBSIDIARIES

         The Guarantors, which will include the Parent Company and substantially all of the current Subsidiaries of the Company, will jointly and severally guarantee the Company's obligations under the new notes. The new notes will be guaranteed in the future by each new Restricted Subsidiary that is a Significant Subsidiary formed under the laws of a state of the United States (including the District of Columbia) and has its principal place of business within the United States. Each Guarantee of the new notes will be effectively subordinated to the prior payment in full of all Senior Debt of that Guarantor and Guarantees of that Guarantor of the Company's Senior Debt. Each Note Guarantee will be pari passu with all senior subordinated obligations of that Guarantor and to the Guarantees of that Guarantor of the Company's future senior subordinated obligations.

         The obligations of each Guarantor under its Note Guarantee will be limited as necessary to prevent that Note Guarantee from constituting a fraudulent conveyance under applicable law.

         Except in a transaction as a result of which a Subsidiary Guarantor would be released from its Note Guarantee as provided in the Indenture and described below, no Guarantor may sell or otherwise dispose of all or substantially all of its assets, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another Person (other than the Company or a Subsidiary Guarantor) unless:

         (1)  either: (a) such Guarantor is the surviving corporation; or
              (b) the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) or to which such sale, assignment, transfer, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia or the jurisdiction in which such Guarantor is organized and under the laws of which it is existing;

         (2) the Person formed by or surviving any such consolidation or merger (if other than such Guarantor), or the Person to which such sale, assignment, transfer, conveyance or other disposition shall have been made assumes all the obligations of such Guarantor under the Note Guarantees and the Indenture, as applicable, pursuant to agreements reasonably satisfactory to the Trustee;

         (3) immediately after such transaction no Default or Event of Default exists; and

         (4) such Guarantor or the Person formed by or surviving an such consolidation or merger (if other than such Guarantor) will have Consolidated Net Worth immediately after the transaction equal to or greater than the Consolidated Net Worth of such Guarantor immediately preceding the transaction.

         The Note Guarantee of a Subsidiary Guarantor will be released:

         (1) in connection with any sale or other disposition of all or substantially all of the assets of that Subsidiary Guarantor (including by way of merger or consolidation), if the Company applies the Net Proceeds of that sale or other disposition in accordance with the applicable provisions of the Indenture; or

         (2) in connection with any sale of all of the capital stock of a Subsidiary Guarantor, if the Company applies the Net Proceeds of that sale in accordance with the applicable provisions of the Indenture.

         See "Repurchase at the Option of Holders--Asset Sales."

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OPTIONAL REDEMPTION

         The new notes will not be redeemable at the Company's option prior to December 1, 2008.

         After December 1, 2008, the Company may redeem all or a part of the new notes (which includes Additional Notes, if any) upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest thereon, if any, to the applicable redemption date, if redeemed during the twelve-month period beginning on December 1 of the years indicated below:

                        YEAR                      PERCENTAGE
                        2008...................   103.938%
                        2009...................   102.625%
                        2010...................   101.313%
                        2011 and
                        thereafter.............   100.000%

         In addition, prior to December 1, 2006, the Company may at its option on any one or more occasions redeem new notes (including Additional Notes, if any) in an aggregate principal amount not to exceed 35% of the aggregate principal amount of the new notes (including Additional Notes, if any) originally issued at a redemption price of 107.875% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the redemption date, with the net cash proceeds of one or more Equity Offerings; provided that:

         (1) at least 65% of such aggregate principal amount of new notes (including Additional Notes, if any) originally issued remains outstanding immediately after the occurrence of such redemption (other than new notes held directly or indirectly by the Parent Company, the Company and its Affiliates); and

         (2) each such redemption must occur within 90 days of the date of the closing of such Equity Offering.


REPURCHASE AT THE OPTION OF HOLDERS

         CHANGE OF CONTROL

         If a Change of Control occurs, each Holder of new notes will have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of that Holder's new notes pursuant to the offer described below (the "Change of Control Offer"). In the Change of Control Offer, the Company will offer a "Change of Control Payment" in cash equal to 101% of the aggregate principal amount of new notes repurchased plus accrued and unpaid interest thereon, if any, to the date of purchase. Within 30 days following any Change of Control, the Company will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase new notes on the date specified in such notice (the "Change of Control Payment Date"), pursuant to the procedures required by the Indenture and described in such notice. The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the new notes as a result of a Change of Control. To the extent the provisions of any securities laws are inconsistent with the terms of the Indenture, the Company will not be deemed to have breached this covenant by complying with such laws.

         On the Change of Control Payment Date, the Company will, to the extent lawful;

         (1) accept for payment all new notes or portions thereof properly tendered pursuant to the Change of Control Offer;

         (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all new notes or portions thereof so tendered; and

         (3) deliver or cause to be delivered to the Trustee the new notes so accepted together with an Officers' Certificate stating the aggregate principal amount of new notes or portions thereof being purchased by the Company.

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

         The Paying Agent will promptly mail to each Holder of new notes so tendered the Change of Control Payment for such new notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each Holder a new note equal in principal amount to any unpurchased portion of the notes surrendered, if any; provided that each such new note will be in a principal amount of $1,000 or an integral multiple thereof. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

         The provisions described above that require the Company to make a Change of Control Offer following a Change of Control will be applicable regardless of whether or not any other provisions of the Indenture are applicable. Except as described above with respect to a Change of Control, the Indenture does not contain provisions that permit the Holders of the new notes to require that the Company repurchase or redeem the new notes in the event of a takeover, recapitalization or similar transaction.

         The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Company and purchases all new notes validly tendered and not withdrawn under such Change of Control Offer.

         The definition of Change of Control includes a phrase relating to the sale, lease, transfer, conveyance or other disposition of "all or substantially all" of the assets of the Company and its Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a Holder of new notes to require the Company to repurchase such new notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of the Company and its Subsidiaries taken as a whole to another Person or group may be uncertain. The Credit Facilities prohibit the Company from repurchasing any new notes pursuant to a Change of Control Offer prior to repayment in full of the Senior Debt under the Credit Facilities. Accordingly, if a Change of Control were to occur, there can be no assurance that the Company will have sufficient assets to satisfy its obligations under the Credit Facilities or, thereafter, to purchase any of the new notes. Any additional credit agreements or other agreements relating to Senior Debt to which the Company becomes a party may contain similar restrictions and provisions. Moreover, the Credit Facilities contain a "change of control" provision that is similar to the provision in the Indenture relating to a Change of Control, and the occurrence of such a "change of control" would constitute a default under the Credit Facilities.

         In the event that a Change of Control occurs at a time when the Company is prohibited from repurchasing the new notes by the Credit Facilities or any other agreement governing Senior Debt of the Company, the Company shall seek either to repay such Senior Debt or to obtain the requisite consents of the holders of such Senior Debt to commence a Change of Control Offer to repurchase the new notes in accordance with the terms of the Indenture. If the Company is unable to obtain such consents and/or repay all such Senior Debt, the Company would remain prohibited from repurchasing any new notes and, as a result, the Company could not commence a Change of Control Offer to repurchase the new notes within 30 days of the occurrence of the Change of Control, which would constitute an Event of Default under the Indenture. The Company's failure to commence such a Change of Control Offer would also constitute an event of default under the Credit Facilities which would permit the lenders thereunder to accelerate all of the Company's Senior Debt under the Credit Facilities. If a Change of Control were to occur, there can be no assurance that the Company would have sufficient assets to first satisfy its obligations under the Credit Facilities or other agreements relating to Senior Debt, if accelerated, and then to repurchase all of the new notes that might be delivered by holders seeking to accept a Change of Control Offer. See "Risk Factors -- We may be unable to repurchase the notes if we experience a change of control."

         ASSET SALES

         The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

                                     31

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

         (1) the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets or Equity Interests issued or sold or otherwise disposed of;

         (2) such fair market value is determined by the Company's Board of Directors and evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee; and

         (3) at least 75% of the Net Proceeds received by the Company or such Restricted Subsidiary is in the form of cash. For purposes of this provision, each of the following shall be deemed to be cash:

              (a) any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet), of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the new notes or any Note Guarantee) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Company or such Restricted Subsidiary from further liability; and

              (b) any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are contemporaneously (subject to ordinary settlement periods) converted by the Company or such Restricted Subsidiary into cash (to the extent of the cash received in that conversion).

         Within 360 days after the receipt of any Net Proceeds from an Asset Sale, the Company or a Restricted Subsidiary must apply such Net Proceeds:

         (1) to be reinvested in the business of the Company or a Restricted Subsidiary;

         (2)  to repay or retire any Senior Debt; or

         (3) to make an offer to purchase the new notes at 100% of principal amount, plus accrued and unpaid interest, if any, and if applicable, to make an offer to the holders of other Indebtedness of the Company that ranks pari passu with the new notes (the "Other Debt") and that by its terms requires the Company to make an offer to purchase such Other Debt upon consummation of an Asset Sale, to purchase such Other Debt on a pro rata basis with the new notes.

         Pending the final application of any Net Proceeds, the Company may temporarily reduce revolving credit borrowings.

         SELECTION AND NOTICE

         If less than all of the new notes are to be redeemed at any time, the Trustee will select new notes for redemption on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate.

         No new notes of $1,000 or less shall be redeemed in part. Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder of new notes to be redeemed at its registered address. Notices of redemption may not be conditional.

         If any note is to be redeemed in part only, the notice of redemption that relates to that note shall state the portion of the principal amount thereof to be redeemed. A new note in principal amount equal to the unredeemed portion of the original note will be issued in the name of the Holder thereof upon cancellation of the original note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on new notes or portions of them called for redemption.

CERTAIN COVENANTS

         RESTRICTED PAYMENTS

         The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

                                     32

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

         (1) declare or pay any dividend or make any other payment or distribution on account of the Company's or any of its Restricted Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Company's or any of its Restricted Subsidiaries' Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests of the Company or to the Company or a Restricted Subsidiary of the Company);

         (2) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company or any direct or indirect parent of the Company or any Restricted Subsidiary of the Company (other than any such Equity Interests owned by the Company or any Restricted Subsidiary of the Company);

         (3) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is pari passu with or subordinated to the new notes or the Note Guarantees (other than the new notes or the Note Guarantees), except a payment of interest or principal at the Stated Maturity thereof; or

         (4) make any Restricted Investment (all such payments and other actions set forth in clauses (1) through (4) above being collectively referred to as "Restricted Payments"),

unless, at the time of and after giving effect to such Restricted Payment:

         (1) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; and

         (2) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described below under the caption "--Incurrence of Indebtedness"; and

         (3) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries after December 31, 2003 (excluding Restricted Payments permitted by clauses (3), (5), (7), (8) and (9) of the next succeeding paragraph), is less than the sum, without duplication, of

              (a) 50% of the Consolidated Net Income (or, in each case such Consolidated Net Income is a deficit, minus 100% of such deficit) of the Company since December 31, 2003, plus

              (b) the aggregate net cash proceeds received by the Company after December 31, 2003 from the sale of Equity Interests or any Indebtedness that is convertible into Capital Stock and has been so converted, plus

              (c) the aggregate cash received by the Company as capital contributions after December 31, 2003, plus

              (d)  $30 million.

         So long as no Default has occurred and is continuing or would be caused thereby, the preceding provisions will not prohibit:

         (1) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of the Indenture;

         (2) the repurchase, redemption, defeasance, retirement or other acquisition of any pari passu or subordinated Indebtedness of the Company or any Guarantor or of any Equity Interests of the Company or any Restricted Subsidiary in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of, Equity Interests of the Company;

                                     33

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         (3)  the redemption, repurchase, defeasance, retirement or other acquisition of pari passu or subordinated Indebtedness of the Company or any Guarantor with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness;

         (4) the payment of any dividend by a Restricted Subsidiary of the Company to the holders of its common Equity Interests on a pro rata basis;

         (5) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any Restricted Subsidiary of the Company held by any member of the Company's (or any of its Subsidiaries') management pursuant to any management equity subscription agreement or stock option agreement in effect as of the date of the Indenture; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed $1.5 million in any twelve-month period;

         (6) the making of any Restricted Investment, directly or indirectly, out of the net cash proceeds of substantially concurrent sales (other than to a Subsidiary) of Equity Interests of the Company;

         (7) the repurchase, redemption, retirement or other acquisition of Equity Interests of the Company or any Restricted Subsidiary issued, or Indebtedness incurred, by the Company or any Restricted Subsidiary in connection with the acquisition of any Person or any assets to the former owners of such Person or assets; and

         (8)  Permitted Payments to the Parent Company.

         The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any assets or securities that are required to be valued by this covenant shall be determined by the Board of Directors whose resolution with respect thereto shall be delivered to the Trustee. The Board of Directors' determination must be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if the fair market value exceeds $10 million. Not later than the date of mailing any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this "Restricted Payments" covenant, were computed, together with a copy of any fairness opinion or appraisal required by the Indenture.

INCURRENCE OF INDEBTEDNESS

         The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Debt); provided, however, that the Company and any Restricted Subsidiary may incur Indebtedness (including Acquired Debt), if the Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred would have been at least 2 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred at the beginning of such four-quarter period.

         The first paragraph of this covenant will not prohibit the incurrence of any of the following items of Indebtedness (collectively, "Permitted Debt"):

         (1) the incurrence by the Company and any Restricted Subsidiary of Indebtedness under Credit Facilities (including amounts outstanding on the date the old notes were sold); provided that the aggregate principal amount of all Indebtedness under such Credit Facilities (including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (1)) permitted by this clause (1) does not exceed an amount equal to $375 million, less any repayments actually made thereunder with the Net Proceeds of Asset Sales in accordance with clause (2) of the second paragraph of the covenant described under "Repurchase at the Option of the Holders--Asset Sales";

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         (2)  the incurrence by the Company and its Subsidiaries of Existing
              Indebtedness (excluding amounts outstanding under Credit Facilities at the date the old notes were sold);

         (3) the incurrence by the Company and the Subsidiary Guarantors of Indebtedness represented by the new notes and the Note Guarantees issued on the date the old notes were sold;

         (4) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of the Company or such Restricted Subsidiary, in an aggregate principal amount (including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (4)) not to exceed $50 million at any time outstanding;

         (5) the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace, Indebtedness (other than intercompany Indebtedness) that was permitted by the Indenture to be incurred under the first paragraph of this covenant or clause
              (1), (2), (3), (4) or (9) of this paragraph;

         (6) the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Company and any of its Wholly Owned Restricted Subsidiaries; provided, however, that:

              (a) if the Company or any Subsidiary Guarantor is the obligor on such Indebtedness and such Indebtedness is owed to or held by a Restricted Subsidiary that is not a Subsidiary Guarantor, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations with respect to the new notes, in the case of the Company, or the Note Guarantee of such Subsidiary Guarantor, in the case of a Subsidiary Guarantor, and

              (b) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Wholly Owned Restricted Subsidiary thereof and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Wholly Owned Restricted Subsidiary thereof, shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6);

         (7) the incurrence by the Company or any of its Restricted Subsidiaries of Hedging Obligations that are incurred for the purpose of hedging interest rate risk with respect to any Indebtedness that is permitted by the terms of this Indenture to be outstanding;

         (8) the guarantee by the Company or any of its Restricted Subsidiaries of Indebtedness of the Company or a Restricted Subsidiary of the Company that was permitted to be incurred by another provision of this covenant;

         (9) the incurrence by the Company or any of its Restricted Subsidiaries of additional Indebtedness in an aggregate principal amount (or accrued value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (9), not to exceed $50 million;

         (10) the incurrence by the Company's Unrestricted Subsidiaries of Non-Recourse Debt; provided, however, that if any such Indebtedness ceases to be Non-Recourse Debt of an Unrestricted Subsidiary, such event shall be deemed to constitute an incurrence of Indebtedness by a Restricted Subsidiary of the Company that was not permitted by this clause (10);

         (11) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness in respect of judgment, appeal, surety, performance and other like bonds, bankers acceptances and letters of credit provided by the Company and its Subsidiaries in the ordinary course of business (including any Indebtedness incurred to refinance, retire, renew, defease, refund or otherwise replace any Indebtedness referred to in this clause (11)); and

         (12) indebtedness incurred by the Company or any of its Subsidiaries arising from agreements or their respective bylaws providing for indemnification, adjustment of purchase price or similar obligations, or

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              from guarantees of letters of credit, surety bonds or
              performance bonds securing the performance of the Company or any of its Subsidiaries to any Person acquiring all or a portion of such business or assets of a Subsidiary of the Company.

         For purposes of determining compliance with this "Incurrence of Indebtedness" covenant, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (12) above, or is entitled to be incurred pursuant to the first paragraph of this covenant, the Company will be permitted to classify such item of Indebtedness on the date of its incurrence in any manner that complies with this covenant.

         LIENS

         The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to own any Lien of any kind securing Indebtedness, Attributable Debt or trade payables on any asset now owned or hereafter acquired, except Permitted Liens.

         DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES

         The Company will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to pay dividends or make any other distributions or pay Indebtedness to the Company or any of the Company's Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any indebtedness owed to the Company or any of the Company's Restricted Subsidiaries.

         MERGER, CONSOLIDATION, OR SALE OF ASSETS

         The Company may not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not the Company is the surviving corporation); or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to another Person; unless:

         (1) either: (a) the Company is the surviving corporation; or (b) the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia;

         (2) the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, conveyance or other disposition shall have been made, expressly assumes all the obligations of the Company under the new notes and the Indenture pursuant to agreements reasonably satisfactory to the Trustee;

         (3) immediately after such transaction no Default or Event of Default exists; and

         (4) the Company or the Person formed by or surviving any such consolidation or merger (if other than the Company):

              (a) will have Consolidated Net Worth immediately after the transaction equal to or greater than the Consolidated Net Worth of the Company immediately preceding the transaction; and

              (b) will, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption "Incurrence of Indebtedness."

         In addition, the Company may not, directly or indirectly, lease all or substantially all of its properties or assets, in one or more related transactions, to any other Person. This "Merger, Consolidation, or Sale of Assets" covenant will not apply to a sale, assignment, transfer, conveyance or other disposition of assets between or among

                                     36

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the Company and any of its Wholly Owned Subsidiaries. For the avoidance of doubt, this covenant also will not apply to sales of the assets or stocks of Subsidiaries the Company currently is holding for sale as part of its strategic plan.

TRANSACTIONS WITH AFFILIATES

         The Company will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each, an "Affiliate Transaction"), unless:

         (1) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person; and

         (2)  the Company delivers to the Trustee:

              (a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5 million, a resolution of the Board of Directors set forth in the Officers' Certificate certifying that such Affiliate Transaction complies with this covenant and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors; and

              (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $15 million, an opinion as to the fairness to the Holders of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

         The following items shall not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

         (1) any employment agreement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business and consistent with the past practice of the Company or such Restricted Subsidiary;

         (2) indemnification agreements permitted by law entered into by the Company or any of its Restricted Subsidiaries with any of its Affiliates who are directors, employees or agents of the Company or any of its Restricted Subsidiaries;

         (3) transactions between or among the Company and/or its Restricted Subsidiaries;

         (4) payment of reasonable directors fees to Persons who are not otherwise Affiliates of the Company; and

         (5) Restricted Payments that are permitted by the provisions of the Indenture described above under the caption "--Restricted Payments."

         ADDITIONAL SUBSIDIARY GUARANTEES

         If after the date the old notes were sold the Company or any Restricted Subsidiary of the Company acquires or creates another Restricted Subsidiary (other than a special purpose financing vehicle) and such Restricted Subsidiary is formed under the laws of a state of the United States (including the District of Columbia) and has its principal place of business within the United States, then at such time as such Restricted Subsidiary first becomes a Significant Subsidiary of the Company, that newly acquired or created Restricted Subsidiary must become a Guarantor and execute a supplemental indenture satisfactory to the Trustee and deliver an opinion of counsel to the Trustee within 10 Business Days of the date on which it was acquired or created.

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         DESIGNATION OF RESTRICTED AND UNRESTRICTED SUBSIDIARIES

         As of the date the old notes were sold all of the Subsidiaries of the Company will be Restricted Subsidiaries. The Board of Directors may designate any Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Subsidiary is designated as an Unrestricted Subsidiary, all outstanding Investments owned by the Company and its Subsidiaries in the Subsidiary so designated will be deemed to be an Investment made as of the time of such designation and will reduce the amount available for Restricted Payments under the first paragraph of the covenant described above under the caption "--Restricted Payments" or Permitted Investments, as applicable. All such outstanding Investments will be valued at their fair market value at the time of such designation. In addition, such designation will only be permitted if such Restricted Payment would be permitted at that time and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Board of Directors may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if the redesignation would not cause a Default.

         LIMITATIONS ON ISSUANCES OF GUARANTEES OF INDEBTEDNESS

         The Company will not permit any of its Restricted Subsidiaries that is not a Guarantor of the new notes, directly or indirectly, to Guarantee or pledge any assets to secure the payment of any other Indebtedness of the Company or the Parent Company unless such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture providing for the Guarantee of the payment of the new notes by such Restricted Subsidiary to the same extent as such Guarantee of such other Indebtedness, which Guarantee shall be senior to or pari passu with such Restricted Subsidiary's Guarantee of or pledge to secure such other Indebtedness, unless such other Indebtedness is Senior.

         Notwithstanding the preceding paragraph, any Note Guarantee of the new notes will provide by its terms that it will be automatically and unconditionally released and discharged under the circumstances described above under the caption "Note Guarantees; Restrictions on Parent Company and Subsidiaries." The form of the Guarantee of the new notes will be attached as an exhibit to the Indenture.

         ANTI-LAYERING

         The Company will not incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to any Senior Debt of the Company and senior in any respect in right of payment to the new notes. No Guarantor will incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to any Senior Debt of such Guarantor and senior in any respect in right of payment to such Guarantor's Guarantee of the new notes.

         BUSINESS ACTIVITIES

         The Company will not, and will not permit any Restricted Subsidiary to, engage in any business other than Permitted Businesses.

         ADVANCES TO SUBSIDIARIES

         All advances to Restricted Subsidiaries that are not Guarantors made by the Company after the date of the Indenture will be evidenced by Intercompany Notes in favor of the Company. Each Intercompany Note will be payable upon demand and will bear interest at the same rate as the new notes. A form of Intercompany Note will be attached as an exhibit to the Indenture.

         PAYMENTS FOR CONSENT

         The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder of new notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the new notes unless such consideration is offered to be paid and is paid to all Holders of the new notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

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         REPORTS

         Whether or not required by the Commission, so long as any new notes are outstanding, the Company will furnish to the Holders of new notes, within the time periods specified in the Commission's rules and regulations:

         (1) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K, if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report on the annual financial statements by the Company's certified independent accountants; and

         (2) all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports.

         The quarterly and annual financial information required by the preceding paragraph shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, or in Management's Discussion and Analysis of Financial Condition and Results of Operations, of the financial condition and results of operations of the Company and its Subsidiary Guarantors separate from the financial condition and results of operations of the other Subsidiaries of the Company.

         In addition, whether or not required by the Commission, the Company will file a copy of all of the information and reports referred to in clauses
(1) and (2) above with the Commission for public availability within the time periods specified in the Commission's rules and regulations (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request.

         The foregoing reporting obligation may be satisfied by reports prepared and filed by the Parent Company on a consolidated basis under the requirements of the Exchange Act.

EVENTS OF DEFAULT AND REMEDIES

         Each of the following is an Event of Default:

         (1) default for 30 days in the payment when due of interest on, or Liquidated Damages with respect to, the new notes (whether or not prohibited by the subordination provisions of the Indenture);

         (2) default in payment when due of the principal of or premium, if any, on the new notes (whether or not prohibited by the subordination provisions of the Indenture);

         (3) failure by the Company or any of its Restricted Subsidiaries to comply with the provisions described under the captions "--Change of Control," "--Asset Sales," "--Restricted Payments" or "--Incurrence of Indebtedness";

         (4) failure by the Company or any of its Restricted Subsidiaries to comply with any of the other agreements in the Indenture for 60 days after notice to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the new notes then outstanding;

         (5) default under any mortgage, indenture or instrument under which they may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date of the Indenture, if that default:

              (a) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness (a "Payment Default"); or

              (b) results in the acceleration of such Indebtedness prior to its express maturity,

                                     39

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              (c)  and, in each case, the principal amount of any such
                   Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $25 million or more;

         (6) failure by the Company or any of its Restricted Subsidiaries to pay final judgments aggregating in excess of $25 million, which judgments are not paid, discharged or stayed within 60 days following entry of judgment;

         (7) except as permitted by the Indenture, any Note Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Note Guarantee; and

         (8) certain events of bankruptcy or insolvency with respect to the Company or any Restricted Subsidiary that is a Significant Subsidiary, or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary.

         In the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to the Company, any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, all outstanding new notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding new notes may declare all the new notes to be due and payable immediately.

         Holders of the new notes may not enforce the Indenture or the new notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding new notes may direct the Trustee in its exercise of any trust or power.

         The Holders of a majority in aggregate principal amount of the new notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the new notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the new notes.

         The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture. Upon becoming aware of any Default or Event of Default, the Company is required to deliver to the Trustee a statement specifying such Default or Event of Default.

         NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND
SHAREHOLDERS

         No director, officer, employee, incorporator or shareholder of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company or the Guarantors under the new notes, the Indenture, the Note Guarantees, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of new notes by accepting a new notes waives and releases all such liability. The waiver and release are part of the consideration for issuance of the new notes. The waiver may not be effective to waive liabilities under the federal securities laws.

         SATISFACTION AND DISCHARGE OF THE INDENTURE

         The Company may terminate its obligations and the obligations of the Guarantors under the new notes, the Indenture, and the Guarantees when
(i) either (A) all outstanding new notes have been delivered to the Trustee for cancellation or (B) all such new notes not theretofore delivered to the Trustee for cancellation have become due and payable, will become due and payable within one year or are to be called for redemption within one year under irrevocable arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name and at the expense of the Company, and the Company has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire indebtedness on the new notes not theretofore delivered to the Trustee for cancellation, for principal of (premium, if any, on) and interest to the date of deposit or Stated Maturity or date of redemption;
(ii) the Company has paid or caused to be paid all sums then due

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and payable by the Company under the Indenture; and (iii) the Company has delivered an Officers' Certificate and an opinion of counsel relating to compliance with the conditions set forth in the Indenture.

          LEGAL DEFEASANCE AND COVENANT DEFEASANCE

         The Company may, at its option and at any time, elect to have all of its obligations discharged with respect to the outstanding new notes ("Legal Defeasance"), except for:

         (1) the rights of Holders of outstanding new notes to receive payments in respect of the principal of, premium, if any, and interest and Liquidated Damages on such old notes when such payments are due from the trust referred to below;

         (2) the Company's obligations with respect to the new notes concerning issuing temporary new notes, registration of new notes, mutilated, destroyed, lost or stolen new notes and the maintenance of an office or agency for payment and money for security payments held in trust;

         (3) the rights, powers, trusts, duties and immunities of the Trustee, and the Company's obligations in connection therewith; and

         (4)  the Legal Defeasance provisions of the Indenture.

         In addition, the Company may, at its option and at any time, elect to have the obligations of the Company released with respect to certain covenants that are described in the Indenture ("Covenant Defeasance") and thereafter any failure to comply with such obligations shall not constitute a Default or Event of Default with respect to the new notes. In the event Covenant Defeasance occurs, certain events (other than nonpayment, bankruptcy, receivership, rehabilitation and insolvency events) described under "Events of Default and Remedies" will no longer constitute an Event of Default with respect to the new notes.

         In order to exercise either Legal Defeasance or Covenant Defeasance,

         (1) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the new notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest and Liquidated Damages on the outstanding old notes on the stated maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the new notes are being defeased to maturity or to a particular redemption date;

         (2) in the case of Legal Defeasance, the Company shall deliver to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date the old notes were sold, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the Holders of the outstanding new notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

         (3) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding new notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

         (4) no Event of Default or Default shall have occurred and be continuing on the date of such deposit (other than an Event of Default or Default resulting from the borrowing of funds to be applied to such deposit);

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         (5)  such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any Senior Debt or any other material agreement or instrument (other than the Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

         (6) the Company must have delivered to the Trustee an opinion of counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

         (7) the Company must deliver to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of new notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and

         (8) the Company must deliver to the Trustee an Officers' Certificate and an opinion of counsel, each stating that all conditions precedent provided for, in the case of the Officers' Certificate, (1) through (7) and, in the case of the opinion of counsel, clauses (2), (3), (5) and (6) of this paragraph relating to the Legal Defeasance or the Covenant Defeasance, as applicable, have been complied with.

AMENDMENT, SUPPLEMENT AND WAIVER

         Except as provided in the next three succeeding paragraphs, the Indenture or the new notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the new notes then outstanding.

         Without the consent of each Holder affected, an amendment or waiver may not (with respect to any new notes held by a non-consenting Holder):

         (1) reduce the principal amount of new notes whose Holders must consent to an amendment, supplement or waiver;

         (2) reduce the principal of or change the fixed maturity of any new note or alter the provisions with respect to the redemption of the new notes (other than provisions relating to the covenants described above under the caption "--Repurchase at the Option of Holders");

         (3) reduce the rate of or change the time for payment of interest on any new note;

         (4) waive a Default or Event of Default in the payment of principal or premium, if any, or Liquidated Damages or interest on the new notes (except a rescission of acceleration of the new notes by the Holders of at least a majority in aggregate principal amount of the new notes and a waiver of the payment default that resulted from such acceleration);

         (5) make any new notes payable in money other than that stated in the new notes;

         (6) make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of Holders of new notes to receive payments of principal of or premium, if any, or Liquidated Damages or interest on the new notes;

         (7) waive a redemption payment with respect to any new note (other than a payment required by one of the covenants described above under the caption "--Repurchase at the Option of Holders");

         (8) release any Guarantor from any of its obligations under its Note Guarantee or the Indenture, or amend the provisions of the Indenture relating to the release of Guarantors, except as set forth in the Indenture; or

         (9) make any change in the preceding amendment and waiver provisions.

         In addition, any amendment to the subordination provisions of the Indenture will require the consent of the Holders of at least 66 2/3% in aggregate principal amount of the new notes then outstanding if such amendment would adversely affect the rights of Holders of new notes.

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         Notwithstanding the preceding, without the consent of any Holder of new notes, the Company and the Trustee may amend or supplement the Indenture or the new notes:

         (1)  to cure any ambiguity, defect or inconsistency;

         (2) to provide for uncertificated new notes in addition to or in place of certificated new notes;

         (3) to provide for the assumption of the Company's obligations to Holders of new notes in the case of a merger or consolidation or sale of all or substantially all of the Company's assets;

         (4) to make any change that would provide any additional rights or benefits to the Holders of new notes or that does not adversely affect the legal rights under the Indenture of any such Holder; or

         (5) to comply with requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

BOOK-ENTRY; DELIVERY AND FORM

         The new notes will be issued in the form of one or more "Global Notes." The Global Notes will be deposited with, or on behalf of, the Depository Trust Company and registered in the name of DTC or its nominee, who will be the Global Notes holder. Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to DTC or another nominee of DTC. Investors may hold their beneficial interests in the Global Notes directly through DTC if they are participating organizations or "participants" in such system or indirectly through organizations that are participants in such system. Except in the limited circumstances described below, owners of beneficial interests in the Global Notes will not be entitled to receive physical delivery of certificated notes (as defined below).

DEPOSITORY PROCEDURES

         The following description of the operations and procedures of DTC are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them from time to time. We take no responsibility for these operations and procedures and urge investors to contact the system or their participants directly to discuss these matters.

         DTC has advised us that DTC is a limited-purpose trust company that was created to hold securities for its participants and to facilitate the clearance and settlement of transactions in such securities between participants through electronic book-entry changes in accounts of its participants. The participants include securities brokers and dealers (including the initial purchasers), banks and trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies, which we refer to as "indirect participants," that clear through or maintain a custodial relationship with a participant, either directly or indirectly. Persons who are not participants may beneficially own securities held by or on behalf of DTC only through the participants or the indirect participants.

         We expect that pursuant to procedures established by DTC (i) upon deposit of the Global Notes, DTC will credit the accounts of participants designated by the initial purchasers with portions of the principal amount of the Global Notes and (ii) ownership of the new notes evidenced by the Global Notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the interests of the participants), the participants and the indirect participants.

         Investors in the Global Notes may hold their interests therein directly through DTC, if they are participants in such system, or indirectly through organizations which are participants in such system. Investors may hold their interests in the Global Notes through organizations that are DTC participants. All interests in a Global Note may be subject to the procedures and requirements of DTC. The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such persons will be limited to that extent. Because DTC can act only on behalf of participants, which in turn act on behalf of indirect participants and certain banks, the ability of a person having

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beneficial interests in a Global Note to pledge such interests to persons or entities that do not participate in the DTC systems, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

         Except as described below, owners of interest in the Global Notes will not have new notes registered in their names, will not receive physical delivery of new notes in certificated form and will not be considered the registered owners or "holders" thereof under the Indenture for any purpose.

         Payments in respect of the principal of, premium, if any, Liquidated Damages (as defined under "Exchange Offer; Registration Rights") if any, and interest on a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder under the Indenture. Under the terms of the Indenture, we and the trustee will treat the persons in whose names the new notes, including the Global Notes, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, neither the trustee nor any agent of us or the trustee has or will have any responsibility or liability for (1) any aspect of DTC's records or any participant's or indirect participant's records relating to or payments made on account of beneficial ownership interests in the Global Notes, or for maintaining, supervising or reviewing any of DTC's records or any participant's or indirect participant's records relating to the beneficial ownership interests in the Global Notes or (2) any other matter relating to the actions and practices of DTC or any of its participants or indirect participants. DTC has advised us that its current practice, upon receipt of any payment in respect of securities such as the new notes (including principal and interest), is to credit the accounts of the relevant participants with the payment on the payment date, in amounts proportionate to their respective holdings in the principal amount of beneficial interest in the relevant security as shown on the records of DTC unless DTC has reason to believe it will not receive payment on such payment date. Payments by the participants and the indirect participants to the beneficial owners of new notes will be governed by standing instructions and customary practices and will be the responsibility of the participants or the indirect participants and will not be the responsibility of DTC, the trustee or us. Neither we nor the trustee will be liable for any delay by DTC or any of its participants in identifying the beneficial owners of the new notes, and we and the trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

         Interests in the Global Notes are expected to be eligible to trade in DTC's Same-Day Funds Settlement System and secondary market trading activity in such interests will, therefore, settle in immediately available funds, subject in all cases to the rules and procedures of DTC and its participants. See "--Same-Day Settlement and Payment."

         Subject to the transfer restrictions set forth under "Transfer Restrictions," transfers between participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same day funds.

         DTC has advised us that it will take any action permitted to be taken by a holder of new notes only at the direction of one or more participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of the new notes as to which such participant or participants has or have given such direction. However, if there is an Event of Default under the new notes, DTC reserves the right to exchange the Global Notes for legended notes in certificated form, and to distribute such new notes to its participants.

         Although DTC has agreed to the foregoing procedures to facilitate transfers of interests in the Global Notes among participants in DTC, it is under no obligation to perform or to continue to perform such procedures, and such procedures may be discontinued at any time. Neither we nor the trustee nor any of their respective agents will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

CERTIFICATED SECURITIES

         Subject to certain conditions, any person having a beneficial interest in a Global Note may, upon request to the trustee, exchange such beneficial interest for new notes in the form of certificated securities. Upon any such issuance, the trustee is required to register such certificated securities in the name of, and cause the same to be

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delivered to, such person or persons (or the nominee of any thereof). All such certificated new notes would be subject to the legend requirements described herein under "Notice to Investors." In addition, if:

         (1) We notify the trustee in writing that DTC is no longer willing or able to act as a depositary and we are unable to locate a qualified successor within 90 days, or

         (2) We, at our option, notify the trustee in writing that we elect to cause the issuance of new notes in the form of certificated securities under the Indenture, then, upon surrender by the Global Notes holder of its Global Notes, notes in such form will be issued to each person that the Global Notes holder and DTC identify as being the beneficial owner of the related new notes.

         Neither we nor the trustee will be liable for any delay by the Global Notes holder or DTC in identifying the beneficial owners of new notes and we and the trustee may conclusively rely on, and will be protected in relying on, instructions from the Global Notes holder or DTC for all purposes.

SAME-DAY SETTLEMENT AND PAYMENT

         The Indenture will require that payments in respect of the notes represented by the Global Notes (including principal, premium, if any, interest and Additional Interest, if any) be made by wire transfer of immediately available funds to the accounts specified by the Global Notes holder. With respect to certificated securities, we will make all payments of principal, premium, if any, Liquidated Damages, if any, and interest by wire transfer of immediately available funds to the accounts specified by the holders thereof or, if no such account is specified, by mailing a check to each such holder's registered address.

METHODS OF RECEIVING PAYMENTS ON THE NEW NOTES

         If a holder has given wire transfer instructions to us, we will make all principal, premium and interest payments on those new notes in accordance with those instructions. All other payments on these new notes will be made at the office or agency of the payment agent and registrar within the City and State of New York unless we elect to make interest payments by check mailed to the holders at their address set forth in the register of holders.

PAYING AGENT AND REGISTRAR FOR THE NEW NOTES

         The trustee will initially act as paying agent and registrar for the new notes. We may change the paying agent or registrar without prior notice to the holders of the new notes, and we or any of our subsidiaries may act as paying agent or registrar.

TRANSFER AND EXCHANGE

         A holder may transfer or exchange new notes in accordance with the Indenture. The registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents and we may require a holder to pay any taxes and fees required by law or permitted by the Indenture. We are not required to transfer or exchange any senior note selected for redemption. Also, we are not required to transfer or exchange any senior note for a period of 15 days before a selection of new notes to be redeemed.

         The registered holder of a senior note will be treated as the owner of it for all purposes.

CONCERNING THE TRUSTEE

         If the trustee becomes a creditor of us, the Indenture limits its right to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.

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CERTAIN DEFINITIONS

         Set forth below are certain defined terms used in the Indenture. Reference is made to the Indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

         "Acquired Debt" means, with respect to any specified Person:

         (1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, such specified Person; and

         (2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

         "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control," as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person shall be deemed to be control. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" shall have correlative meanings.

         "Asset Sale" means:

         (1) the sale, lease, conveyance or other disposition of any assets or rights, including sales and leasebacks, but excluding sales of inventory and equipment in the ordinary course of business consistent with past practices; provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole will be governed by the provisions of the Indenture described above under the caption "--Change of Control ", and/or the provisions described above under the caption "--Merger, Consolidation or Sale of Assets" and not by the provisions of the Asset Sale covenant; and

         (2) the issuance of Equity Interests by any of the Company's Restricted Subsidiaries or the sale of Equity Interests in any of its Subsidiaries.

         Notwithstanding the preceding, the following items shall not be deemed to be Asset Sales:

         (a)  any single transaction or series of related transactions that:
              (a) involves assets having a fair market value of less than $7.5 million; or (b) results in net proceeds to the Company and its Restricted Subsidiaries of less than $7.5 million;

         (b) a transfer of assets between or among the Company and its Wholly Owned Restricted Subsidiaries;

         (c) an issuance of Equity Interests by a Wholly Owned Restricted Subsidiary to the Company or to another Wholly Owned Restricted Subsidiary; and

         (d) a Restricted Payment that is permitted by the covenant described above under the caption "Restricted Payments."

         "Attributable Debt" in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.

         "Beneficial Owner" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person" (as such term is used in Section 13(d)(3) of the Exchange Act), such "person" shall be deemed to have beneficial ownership of all

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securities that such "person" has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition.

         "Capital Stock" means:

         (1)  in the case of a corporation, corporate stock;

         (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

         (3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

         (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

         "Change of Control" means the occurrence of any of the following:

         (1) the sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole to any "person" (as such term is used in Section 13(d)(3) of the Exchange Act) other than a Principal or a Related Party of a Principal;

         (2) the adoption of a plan relating to the liquidation or dissolution of the Company;

         (3) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above), other than the Principals and their Related Parties, becomes the Beneficial Owner, directly or indirectly, of more than 35% of the Voting Stock of the Company or the Parent Company, measured by voting power rather than number of shares;

         (4) the first day on which a majority of the members of the Board of Directors of the Company or the Parent Company are not Continuing Directors; or

         (5) the Company or the Parent Company consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, the Company or the Parent Company, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Company or the Parent Company is converted into or exchanged for cash, securities or other property, other than any such transaction where the Voting Stock of the Company or the Parent Company outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person immediately after giving effect to such issuance. For the avoidance of doubt, the sales of the assets or stocks of Subsidiaries that the Company is currently holding for sale as part of its strategic plan will not constitute a Change of Control.


         "Consolidated Cash Flow" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus:

         (1) an amount equal to any extraordinary loss plus any net loss realized in connection with an Asset Sale, to the extent such losses were deducted in computing such Consolidated Net Income; plus

         (2) provision for taxes based on income or profits of such Person and its Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

         (3) consolidated interest expense of such Person and its Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees

                                     47

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              and charges incurred in respect of letter of credit or
              bankers' acceptance financings, and net payments, if any, pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income; plus

         (4) depreciation, amortization (including amortization of goodwill and other intangibles) and other non-cash expenses of such Person and its Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income; minus

         (5) non-cash items increasing such Consolidated Net Income for such period, other than items that were accrued in the ordinary course of business, in each case on a consolidated basis.

         Notwithstanding the preceding, the provision for taxes based on the income or profits of, and the depreciation and amortization and other non-cash charges of, a Subsidiary of the Company shall be added to Consolidated Net Income to compute Consolidated Cash Flow of the Company only to the extent that a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Subsidiary or its shareholders.

         "Consolidated Net Income" means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, provided that:

         (1) the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the specified Person or a Wholly Owned Subsidiary thereof;

         (2) the Net Income of any non-Guarantor Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that non-Guarantor Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that non-Guarantor Restricted Subsidiary or its shareholders;

         (3) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded;

         (4) the Net Income (but not loss) of any Unrestricted Subsidiary shall be excluded, whether or not distributed to the specified Person or one of its Subsidiaries; and

         (5) any writedowns with respect to, or losses on dispositions of, Subsidiaries and assets and all restructuring charges incurred by the Company, the Parent Company and the Subsidiaries, shall be excluded;

         (6) non-recurring fees, expenses or charges (including, without limitation, the write-off of deferred financing charges) incurred in connection with the Transactions shall be excluded; and

         (7) the cumulative effect of a change in accounting principles shall be excluded.

         "Consolidated Net Worth" means, with respect to any Person as of any date, the sum of:

         (1) the consolidated equity of the common shareholders of such Person and its consolidated Subsidiaries as of such date; plus

         (2) the respective amounts reported on such Person's balance sheet as of such date with respect to any series of preferred stock that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such Person upon issuance of such preferred stock.

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         "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of the Company or the Parent Company who:

         (1) was a member of such Board of Directors on the date the old notes were sold; or

         (2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of the Board of Directors of the Parent Company at the time of such nomination or election.

         "Credit Facilities" means, with respect to the Company or any Restricted Subsidiary, one or more debt facilities or commercial paper facilities, in each case with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or other asset securitizations or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

         "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

         "Designated Senior Debt" means, (i) all Senior Debt under the Credit Facilities; and (ii) any Senior Debt permitted under this Indenture the principal amount of which is $50 million or more and that has been designated by the Company as "Designated Senior Debt."

         "Equity Interests" mean Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

         "Equity Offering" means any private or underwritten public offering of common stock of the Company or the Parent Company in which the gross proceeds to the Company or the Parent Company, as applicable, are at least $50 million and, in the case of an offering by the Parent Company, the net proceeds are contributed to the Company.

         "Exchange Offer Registration Statement" means that certain registration statement filed by the Company with the Commission to register the Exchange Offer.

         "Exchange Offer" means the offer made to the Holders of the new notes to exchange their old notes for the Exchange Notes.

         "Exchange Notes" means those notes, having terms substantially identical to the old notes, offered to the Holders of the old notes under the Exchange Offer Registration Statement.

         "Existing Indebtedness" means Indebtedness of the Company and its Restricted Subsidiaries in existence on the date the old notes were sold.

         "Fixed Charges" means, with respect to any Person for any period, the sum, without duplication, of:

         (1) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts, and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments, if any, pursuant to Hedging Obligations; plus

         (2) the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

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         (3)  any interest expense on Indebtedness of another Person that is
              Guaranteed by such Person or one of its Restricted
              Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon; plus

         (4) cash dividend payments on any series of preferred stock of such Person or any of its Restricted Subsidiaries.

         "Fixed Charge Coverage Ratio" means, with respect to any specified Person for any period, the ratio of the Consolidated Cash Flow of such Person and its Restricted Subsidiaries for such period to the Fixed Charges of such Person for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, Guarantees or redeems any Indebtedness or issues or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, Guarantee or redemption of Indebtedness, or such issuance or redemption of preferred stock, as if the same had occurred at the beginning of the applicable four-quarter reference period; provided, however, borrowings in the ordinary course of business under any revolving credit agreement shall not be given pro forma effect and shall be included in the calculation of the Fixed Charge Coverage Ratio only to the extent such borrowings were actually outstanding during the applicable four-quarter reference period.

         In addition, for purposes of calculating the Fixed Charge Coverage
Ratio:

         (1) acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be deemed to have occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period shall be calculated without giving effect to clause (3) of the proviso set forth in the definition of Consolidated Net Income;

         (2) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded; and

         (3) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded.

         "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements, and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

         "Guarantee" means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness.

          "Guarantors"  means each of:

         (1)  the Parent Company,

         (2)  each Subsidiary Guarantor; and

         (3) any other Subsidiary that executes a Note Guarantee in accordance with the provisions of the Indenture;

and their respective successors and assigns.

         "Hedging Obligations" means, with respect to any Person, the obligations of such Person under:

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         (1)  interest rate swap agreements, interest rate cap agreements and interest rate collar agreements;

         (2) other agreements or arrangements designed to protect such Person against fluctuations in interest rates or the value of foreign currencies purchased or received by such Person in the ordinary course of business; and

         (3) any commodity futures or option contract or other similar commodity hedging contract designed to protect such person against fluctuations in commodity prices.

         "Holder" means the Person in whose name a new note is registered on the Registrar's books.

         "Indebtedness" means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent, in respect of:

         (1)  borrowed money;

         (2) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

         (3)  banker's acceptances;

         (4)  representing Capital Lease Obligations;

         (5) the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable; or

         (6)  representing any Hedging Obligations,

if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term "Indebtedness" includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by such Person of any indebtedness of any other Person.

         The amount of any Indebtedness outstanding as of any date shall be:

         (1) the accreted value thereof, in the case of any Indebtedness issued with original issue discount; and

         (2) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

         "Indenture" means the Indenture dated February 4, 2004 among the Company, the Guarantors and U.S. Bank National Association, as trustee.

         "Intercompany Notes" means the intercompany notes issued by Restricted Subsidiaries of the Company that are not Guarantors in favor of the Company or a Guarantor to evidence advances by the Company or such Guarantor, in each case, in the form attached as Exhibit F to the Indenture.

         "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including guarantees of Indebtedness or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that would be classified as investments on a balance sheet prepared in accordance with GAAP excluding Hedging Obligations. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a

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Restricted Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such

         "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

         "Net Income" means, with respect to any Person, the net income
(loss) of such Person and its Restricted Subsidiaries, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:

         (1) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with: (a) any Asset Sale; or (b) the disposition of any securities by such Person or any of its Restricted
              Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries; and

         (2) any extraordinary or nonrecurring gain or loss, together with any related provision for taxes on such extraordinary or nonrecurring gain or loss.

         "Net Proceeds" means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof, in each case after taking into account any available tax credits or deductions and any tax sharing arrangements and amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets that were the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

         "Non-Recourse Debt" means Indebtedness:

         (1) as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender; and

         (2) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness (other than the new notes) of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity.

         "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

         "Permitted Businesses" means the printing business generally including the business conducted by the Company and its Subsidiaries as of the date the old notes were sold and any other business or businesses ancillary, complementary or related thereto.

         "Permitted Investments" means:

         (1) any Investment in the Company or in a Restricted Subsidiary of the Company;

         (2)  any Investment in Cash Equivalents;

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         (3)  any Investment by the Company or any Restricted Subsidiary of
              the Company in a Person if as a result of such Investment:

              (A) such Person becomes a Restricted Subsidiary of the Company; or

              (B) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company;

         (4) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption "--Repurchase at the Option of Holder--Asset Sales";

         (5)  Investments existing as of the date the old notes were sold;

         (6) any acquisition of assets solely in exchange for the issuance of Equity Interests of the Company;

         (7) accounts receivable, endorsements for collection, deposits or similar Investments arising in the ordinary course of business;

         (8) any Investment by the Company or a Restricted Subsidiary in assets of a Permitted Business or assets to be used in a Permitted Business;

         (9) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Subsidiary or in satisfaction of judgments;

         (10) the acceptance of notes payable from employees of the Company or its Subsidiaries in payment for the purchase of Capital Stock by such employees; and

         (11) any other Investment in any Person having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (11) since the date the old notes were sold and existing at the time such Investment was made, did not exceed $30 million.

         "Permitted Junior Securities" means Equity Interests in the Company or debt securities that are subordinated to all Senior Debt (any debt securities issued in exchange for Senior Debt) to substantially the same extent as, or to a greater extent than, the new notes are subordinated to Senior Debt.

         "Permitted Liens" means:

         (1)  Liens securing Senior Debt;

         (2)  Liens in favor of the Company or the Guarantors;

         (3) Liens when the new notes are secured by such Lien on an equal and ratable basis unless the Obligation secured by any such Lien is subordinate or junior in right of payment to the new notes, in which case the Lien securing such Obligation must be subordinate and junior to the Lien securing the new notes with the same or lesser relative priority as such Obligation shall have been with respect to the new notes;

         (4) Liens on property of a Person existing at the time such Person becomes a Restricted Subsidiary or is merged with or into or consolidated with the Company or any Restricted Subsidiary of the Company, provided that such Liens were in existence prior to the contemplation of such acquisition, merger or consolidation and do not extend to any assets other than those of the Person acquired or merged into or consolidated with the Company or the Restricted Subsidiary;

         (5) Liens on property existing at the time of acquisition thereof by the Company or any Restricted Subsidiary of the Company, provided that such Liens were in existence prior to the contemplation of such acquisition;

         (6) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

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         (7)  Liens to secure Indebtedness (including Capital Lease
              Obligations) permitted by clause (4) of the second paragraph of the covenant entitled "Incurrence of Indebtedness" covering only the assets acquired with such Indebtedness;

         (8)  Liens existing on the date of the Indenture;

         (9) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor;

         (10) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, old age pension or public liability obligations or to secure the payment or performance of bids, tenders, statutory or regulatory obligations, surety, stay, or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

         (11) easements, rights-of-way, restrictions, defects or irregularities in title and other similar charges or encumbrances not interfering in any material respect with the business of the Company or any of its Subsidiaries;

         (12) purchase money liens (including extensions and renewals thereof);

         (13) Liens securing reimbursement obligations with respect to letters of credit which encumber only documents and other property relating to such letters of credit and the products and proceeds thereof;

         (14) judgment and attachment Liens not giving rise to an Event of Default;

         (15) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements;

         (16) Liens arising out of consignment or similar arrangements for the sale of goods;

         (17) any interest or title of a lessor in property subject to any Capital Lease Obligation or operating lease;

         (18) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith by appropriate proceeding, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

         (19) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment, or storage of such inventory or other goods;

         (20) Liens securing Hedging Obligations that are otherwise permitted under the Indenture;

         (21) leases or subleases granted to others that do not materially interfere with the ordinary course of business of the Company and its Subsidiaries;

         (22) Liens arising from filing Uniform Commercial Code financing statements regarding leases;

         (23) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of custom duties in connection with the importation of goods;

         (24) Liens in favor of collecting or payor banks having a right of setoff, revocation, refund or chargeback with respect to money or instruments of the Company or any Subsidiary on deposit with or in possession of such bank;

         (25) Liens to secure Non-Recourse Debt; and

         (26) Liens to secure any Permitted Refinancing Indebtedness (or successive Permitted Refinancing Indebtedness) which refinances as a whole, or in part, any Indebtedness secured by any Lien referred to in the foregoing clauses (1), (4), (5),
              (7), (8) and (12); provided, however, that:

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              (a)  such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements to or on such property) and

              (b) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of:

                   (i) the outstanding principal amount or, if greater, committed amount of the Indebtedness secured by Liens described under clauses (1), (4), (5), (7),
                        (8) or (12) at the time the original Lien became a Permitted Lien under the Indenture and

                   (ii) an amount necessary to pay any fees and expenses,
                        including premiums, related to such Permitted Refinancing Indebtedness; and

         (27) Liens not otherwise permitted by clauses (1) through (26) that are incurred in the ordinary course of business of the Company or any Subsidiary of the Company with respect to obligations that do not exceed $15 million at any one time outstanding.

         "Permitted Payments to Parent Company" means:

         (1) payments to the Parent Company in an amount sufficient to permit the Parent Company to pay reasonable and necessary operating expenses and other general corporate expenses to the extent such expenses relate or are fairly allocable to the Company and its Subsidiaries including any reasonable professional fees and expenses not in excess of $1 million in the aggregate during any consecutive 12-month period;

         (2) payment to the Parent Company to enable the Parent Company to pay foreign, federal, state or local tax liabilities ("Tax Payment"), not to exceed the amount of any tax liabilities that would be otherwise payable by the Company and its Subsidiaries to the appropriate taxing authorities if they filed separate tax returns, to the extent that the Parent Company has an obligation to pay such tax liabilities relating to the operations, assets or capital of the Company or its Subsidiaries; provided, however that (a), notwithstanding the foregoing, in the case of determining the amount of a Tax Payment that is permitted to be paid by the Company and any of its U.S. Subsidiaries in respect of their Federal income tax liability, such payment shall be determined assuming that the Company is the parent company of an affiliated group (the "Company Affiliated Group") filing a consolidated Federal income tax return and that the Parent Company and each such U.S. Subsidiary is a member of the Company Affiliated Group and (b) any Tax Payments shall either be used by the Parent Company to pay such tax liabilities within 90 days of the Parent Company's receipt of such payment or refunded to the party from whom the Parent Company received such payments; and

         (3) payments to the Parent Company in an amount sufficient to permit the Parent Company to repurchase, redeem or other acquire or retire for value any Equity Interests of the Parent Company or any Restricted Subsidiary of the Parent Company held by any member of the Parent Company's (or any of its Subsidiaries') management pursuant to any management equity subscription agreement or stock option agreement in effect as of the date of the Indenture; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed $1.5 million in any twelve-month period.

         "Permitted Refinancing Indebtedness" means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

         (1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus accrued interest on the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses incurred in connection therewith including premiums paid, if any, to the Holder thereof);

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         (2)  such Permitted Refinancing Indebtedness has a final maturity date either later than the final maturity date of the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded or 91 days following the maturity of the new notes, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

         (3) If the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the new notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the new notes on terms at least as favorable to the Holders of new notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

         (4) such Indebtedness is incurred either by the Company or by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

         "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or agency or political subdivision thereof (including any subdivision or ongoing business of any such entity or substantially all of the assets of any such entity, subdivision or business).

         "Principals" means the officers and directors of the Parent Company at the date the old notes were sold, their Affiliates (as such term is defined under the Exchange Act) and the Parent Company's and Company's Employee Stock Ownership Plan and Trust.

         "Registration Rights Agreement" means that certain agreement among the Company, the Guarantors and the initial purchaser requiring the Company to file the Exchange Offer Registration Statement and the Shelf registration statement.

         "Related Party" with respect to any Principal means:

         (1) any controlling shareholder, 80% or more owned Subsidiary, or spouse or immediate family member (in the case of an individual) of such Principal; or

         (2) any trust, corporation, partnership or other entity, the beneficiaries, shareholders, partners, owners or Persons beneficially holding an 80% or more controlling interest which consist of such Principal and/or such other Persons, referred to in the immediately preceding clause (1).

         "Restricted Investment" means an Investment other than a Permitted Investment.

         "Senior Debt" means, (i) all Indebtedness outstanding under Credit Facilities and all Hedging Obligations with respect thereto; (ii) any other Indebtedness permitted to be incurred by the Company or any Restricted Subsidiary under the terms of this Indenture unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the new notes; and (iii) all Obligations with respect to the items listed in the preceding clauses
(i) and (ii). Notwithstanding anything to the contrary in the preceding, Senior Debt will not include: (i)any liability for federal, state, local or other taxes owed or owing by the Company; (ii) any Indebtedness of the Company to any of its Subsidiaries or other Affiliates; (iii) any trade payables; or (iv) any Indebtedness that is incurred in violation of this Indenture other than Indebtedness under a Credit Facility that is incurred on the basis of a representation by the Company to the applicable lenders that it is permitted to incur such as Indebtedness under this Indenture.

         "Shelf registration statement" means that certain shelf registration statement filed by the Company with the Commission to register resales of the old notes or the new notes.

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         "Significant Subsidiary" means any Subsidiary that would be a
"significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act of 1933, as such Regulation is in effect on the date hereof.

         "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

         "Subsidiary" means, with respect to any Person:

         (1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

         (2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

         "Transactions" means the incurrence of the new notes and the retirement of the Company's 8 3/4 Senior Subordinated Notes due 2008.

         "Unrestricted Subsidiary" means any Subsidiary of the Company that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution, but only to the extent that such Subsidiary:

         (1)  has no Indebtedness other than Non-Recourse Debt;

         (2) is not a party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company;

         (3) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or
              (b) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results;

         (4) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries; and

         (5) has at least one director on its board of directors that is not a director or executive officer of the Company or any of its Restricted Subsidiaries and has at least one executive officer that is not a director or executive officer of the Company or any of its Restricted Subsidiaries.

         Any designation of a Subsidiary of the Company as an Unrestricted Subsidiary shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the preceding conditions and was permitted by the covenant described above under the caption "Certain Covenants--Restricted Payments." If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Company as of such date and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the caption "Incurrence of Indebtedness," the Company shall be in default of such covenant. The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any

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outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (1) such Indebtedness is permitted under the covenant described under the caption "Certain Covenants--Incurrence of Indebtedness," calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (2) no Default or Event of Default would be in existence following such designation.

         "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

         "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

         (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

         (2)  the then outstanding principal amount of such Indebtedness.

         "Wholly Owned Restricted Subsidiary" of any Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person and/or by one or more Wholly Owned Restricted Subsidiaries of such Person.


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                     DESCRIPTION OF CERTAIN INDEBTEDNESS

     The following descriptions of certain indebtedness of the Company and the Parent Company do not purport to be complete and are qualified in their entirety by reference to the provisions of the various agreements and indentures related thereto, copies of which have been filed with the SEC and to which reference is hereby made.

SENIOR CREDIT FACILITY

     On March 24, 2004, the Company entered into a Second Amended and Restated Credit Agreement with Bank of America, N.A. acting as administrative agent for a syndicate of financial institutions. This senior credit facility, which replaced our previous senior credit facility, provides us with a revolving line of credit of up to $300 million, based on the Company's available borrowing base consisting of eligible accounts receivable, eligible inventory and eligible equipment, all as defined in the senior credit facility. The equipment portion of the borrowing base is automatically reduced as we sell certain assets and through quarterly amortization.

     Interest on borrowings under the senior credit facility is based on the prime rate charged by Bank of America, N.A. or on London Interbank Offer
Rate ("LIBOR") at the borrower's election, plus applicable margin, as defined in the senior credit facility. The applicable margin varies based on our fixed charge coverage ratio, as defined in the senior credit facility.

     The obligations of the Company under the senior credit facility are guaranteed by our Parent Company and by each of our existing or after-acquired U.S. and Canadian subsidiaries, as provided in the senior credit facility. Pursuant to a security agreement, the obligations under the senior credit facility are further secured by substantially all of our assets and the assets of our Parent Company and U.S. and Canadian subsidiaries, including the shares of capital stock of the Company and the U.S. and Canadian subsidiaries.

     The senior credit facility contains covenants and provisions that restrict, among other things, the Company and its subsidiaries' ability to:

     (1)  incur liens;

     (2)  dispose of assets outside the ordinary course of business;

     (3)  effect certain mergers, consolidations or bulk asset sales;

     (4)  make certain loans or investments;

     (5) incur additional secured indebtedness and certain contingent obligations;

     (6) transfer money or property to, purchase or repurchase any stock or indebtedness of, or become liable on any guaranty of the obligations of our affiliates, except for ordinary course cash management transactions, the incurrence of certain intercompany debts and transactions in the ordinary course of business that are no less favorable to us than a comparable arm's-length transaction would be;

     (7) pay dividends and other distributions on, and make repurchases or redemptions of, capital stock; and

     (8)  modify or prepay certain debt.

     The events of default under the senior credit facility include the following:

     (1)  failure to pay principal or interest when due;

     (2)  breach of any representation or warranty;

     (3) failure to perform any covenant or agreement in the senior credit facility (in some cases only if the failure continues for a certain period of time);

     (4) certain defaults under other agreements, debts and other obligations, including certain contingent obligations;

     (5) imposition of certain judgments or decrees against the Company or any subsidiary;

     (6)  certain events of bankruptcy, insolvency or reorganization;

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     (7)  certain violations of the Employee Retirement Income Security Act;

     (8)  certain changes of control of the Company; and

     (9)  other customary provisions.

9 5/8% SENIOR NOTES

     The Company has outstanding $350 million in 9 5/8% senior notes due
2012 issued under an indenture among the Company, the Parent Company and certain of its subsidiaries as guarantors, and U.S. Bank National
Association as trustee, a copy of which has been filed with the SEC. The $350 million outstanding principal amount of 2012 senior notes mature on March
15, 2012. The Parent Company has unconditionally guaranteed the due and punctual payment of principal of (and premium, if any) and interest on the 2012 senior notes. At the present time, the capital stock of the Company is substantially the only asset of the Parent Company, and therefore the Parent Company's guarantee is effectively subordinated to all indebtedness and other liabilities and commitments of the Parent Company's subsidiaries, as well as to all senior indebtedness of the Parent Company. Certain of the Company's significant subsidiaries have also unconditionally guaranteed the due and punctual payment of principal of (and premium, if any) and interest on the 2012 senior notes. The 2012 senior notes may also be guaranteed by one or more of the Company's other subsidiaries from time to time under certain circumstances. The senior subordinated notes indenture is subject to and governed by the Trust Indenture Act.

     The 2012 senior notes are unsecured indebtedness of the Company ranking pari passu with all other existing and future senior indebtedness of the Company. The payment of the principal of, premium, if any, and interest on the 2012 senior notes is effectively subordinated to any secured obligations of the Company to the extent of the value of the assets securing such obligations, including the senior secured credit facility. The 2012 senior notes are senior in right of payment to existing and any future subordinated indebtedness of the Company, including the old note and the new notes.

     The 2012 senior notes indenture contains certain covenants which, subject to certain conditions, limitations and exceptions,

     (1)  restrict the ability of the Company and its subsidiaries:

          (a)  to incur additional indebtedness;

          (b) to declare or pay dividends or distributions on shares of the Company's capital stock; to purchase, redeem, acquire or retire for value capital stock of the Company or a subsidiary;

          (c) to retire prior to scheduled maturity indebtedness that is pari passu with or subordinated to the 2012 senior notes; to make loans, advances or payments to the Parent Company or the Company's employee stock ownership plan; to guaranty indebtedness of affiliates; or to make investments;

          (d)  to enter into transactions with affiliates;

          (e)  to create liens on their property or assets; and

          (f)  to effect asset sales;

     (2) restrict the ability of the Company to merge, consolidate or convey, transfer or lease its properties and assets substantially as an entirety; and

     (3)  restrict the ability of the Company's subsidiaries:

          (a)  to issue preferred stock; and

          (b) to guaranty indebtedness without guaranteeing the 2012 senior notes.

In addition, upon a change of control, the Company must offer to repurchase the 2012 senior notes at 101% of their principal amount, plus accrued interest. In connection with any such offer, the Company would comply with the applicable tender offer rules, including Rule 14e-1, under the Exchange Act. The Company is currently prohibited by the senior credit facility from making such an offer to purchase the 2012 senior notes, and failure to do so if

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required would constitute a default under the 2012 senior notes indenture.

         Other events of default under the 2012 senior notes indenture include default on the payment of principal on the 2012 senior notes when due; default on the payment of interest on the 2012 senior notes for a period of 30 days after it is due; default on the payment (or the acceleration) of certain other indebtedness; default in other covenants under the 2012 senior notes indenture (in certain cases after the passage of a period of time or the giving of notice by the holders or the trustee or both); failure to pay certain final judgments or orders; and certain events of bankruptcy or insolvency.

         The 2012 senior notes are redeemable at a premium to par value on or after March 15, 2007, which premiums decline annually. At any time on or after March 15, 2010, the 2012 senior notes are redeemable at par value. In addition, prior to March 15, 2005, we may redeem notes in an aggregate principal amount not to exceed 35% of the aggregate principal amount of notes originally issued at a redemption price of 109.625% with the net cash proceeds of certain equity offerings.

                        DESCRIPTION OF CAPITAL STOCK

         The capital stock of Mail-Well I Corporation consists of 1,000 shares of common stock, par value $0.01 per share. Holders of the common stock are entitled to one vote per share at all meetings of stockholders. Dividends that may be declared on the common stock will be paid in an equal amount to the holder of each share. No pre-emptive rights are conferred upon the holders of such stock and there are no liquidation or conversion rights, nor are there any redemption or sinking fund provisions and there is no liability to further calls or to assessments by Mail-Well I Corporation. All of the shares of common stock are issued and outstanding and are held by Mail-Well, Inc.


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               CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

         The following discussion is a summary of certain of the expected material United States federal income tax considerations with respect to the new notes relevant to each registered holder who, except as noted below, is a U.S. holder of the old notes, and who:

         (1)  purchased the old notes from Mail-Well I Corporation for cash,

         (2) exchanges the old notes for new notes in this exchange offer, and

         (3)  holds the old notes and the new notes as capital assets.

The term "U.S. holder" means a beneficial owner of a new note that is, for U.S. federal income tax purposes,

         (1)  an individual who is a citizen or resident of the United
              States,

         (2) a corporation or other entity taxable as a corporation created or organized in the United States or under the laws of the United States or of any U.S. state or the District of Columbia,

         (3) an estate the income of which is includable in gross income for U.S. federal income tax purposes regardless of its source, or

         (4) a trust if a U.S. court is able to exercise primary supervision over the trust's administration and one or more U.S. persons have authority to control all substantial decisions of such trust.

         This discussion does not purport to deal with the tax consequences of owning the new notes to all categories of investors, some of which, such as insurance companies, tax-exempt organizations, financial institutions, dealers in securities, investors who own 5% or more of our shares, and investors whose functional currency is not the U.S. dollar, may be subject to special rules. We advise prospective holders of new notes to consult their own tax advisors concerning the overall tax consequences arising in their own particular situations under U.S. federal, state, local or foreign law of the ownership of the new notes.

FEDERAL INCOME TAX CONSIDERATIONS

         This discussion is based on currently existing provisions of the Internal Revenue Code of 1986, as amended, existing, temporary and proposed Treasury regulations promulgated under the I.R.C., and administrative and judicial interpretations of the I.R.C. and the regulations under it, all as in effect or proposed on the date of this prospectus and all of which are subject to change, possibly with retroactive effect, or different interpretations. This discussion does not address the tax consequences to subsequent purchasers of new notes and is limited to purchasers who hold the new notes as capital assets within the meaning of section 1221 of the I.R.C. Moreover, this discussion is for general information only and does not address all of the tax consequences that may be relevant to particular registered holders in light of their personal circumstances, including, for example, persons subject to the alternative minimum tax provisions of the I.R.C., or to certain types of initial purchasers, such as certain financial institutions, insurance companies, tax-exempt entities, dealers in securities, persons holding new notes as part of a hedging or conversion transaction, straddle or other risk reduction transactions or U.S. expatriates or persons who have hedged the risk of owning a senior note, and purchasers whose functional currency is not U.S. dollars. This discussion also does not address any aspect of foreign, state or local tax law, or U.S. federal estate and gift tax law.

         Holders are urged to consult their own tax advisors as to the particular tax consequences to them of the exchange, ownership and disposition of the new notes, including the applicability of any U.S. federal tax laws or any foreign, state or local tax laws, and any changes or proposed changes in applicable tax laws or interpretations of them.

U.S. FEDERAL INCOME TAXATION OF THE EXCHANGE OF OLD NOTES FOR NEW NOTES

         The federal income tax regulations provide that gain or loss is realized on the sale of property or on the

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"exchange of property for other property differing materially, either in kind or in extent." Treas. Reg. Section 1.1001-1(a). In 1991, the United State Supreme Court reviewed this regulation in Cottage Savings Association
v. Commissioner, 499 U.S. 554 (1991). In Cottage, a savings and loan association engaged in a series of purchases and sales of mortgage participation interests. In each transaction, the taxpayer sold mortgage participation interests to another financial institution and purchased substantially identical mortgage participation interests from the other institution. Although cast as sales and purchases, the holders exchanged mortgage participation interests. The taxpayer treated the exchanges as realization events under section 1001 of the I.R.C. and claimed losses. The I.R.S. sought to disallow the losses on the ground that the exchanged properties were economically equivalent and thus did not differ materially within the meaning of Section 1.1001-1(a) of the regulations.

         The Court held that the taxpayer had realized a loss. After concluding that Section 1.001-1 of the regulations is a reasonable interpretation of section 1001(a) of the I.R.C., the Court determined that, because the participation interests exchanged by the taxpayer were derived from loans made to different obligors and secured by different homes, the exchanged interests embodied legally distinct entitlements and therefore were materially different. Thus, the transaction resulted in a taxable sale or disposition under section 1001 of the I.R.C.

         In response to the issues raised by the Cottage decision, and in an effort to provide certainty, the I.R.S. issued regulations under section 1001 of the I.R.C. to deal explicitly with the modification of debt instruments. The regulations define when a modification will be deemed to be an exchange of the original instrument or a modified instrument that differs materially either in kind or in extent.

         The new regulations are found in Treas. Reg. Section 1.1001-3. Under the general rule, a "significant modification" of a debt instrument is treated as an exchange of the original instrument for a modified instrument that differs materially either in kind or extent. Modifications that are not significant modifications are not exchanges.

TAXATION OF INTEREST

         This discussion assumes that the new notes will be treated as debt, not equity, for U.S. federal income tax purposes. Interest paid or accrued on a new note will be taxable to a U.S. holder as ordinary interest income, generally at the time it is received or accrued, in accordance with such holder's regular method of accounting for U.S. federal income tax purposes.

         We intend to take the position, which generally will be binding on all U.S. holders, that the new notes are not issued with "OID," or original issue discount, for U.S. federal income tax purposes and that no amounts other than stated interest will be treated as interest. This position is based on the assumption that the price at which the new notes are sold to the public will equal their face amount, or will be within the de minimis exception for OID. This position also is based on the view that the likelihood of the payment of liquidated damages, as of the date the new notes are issued, is remote. In the unlikely event that liquidated damages are paid, then such liquidated damages may be treated as OID, includable by a U.S. holder in income as such interest accrues, in advance of receipt of any cash payment of such interest.

SALE, REDEMPTION OR RETIREMENT OF THE NEW NOTES

         Upon the sale, redemption, retirement at maturity or other taxable disposition of a new note, a U.S. holder generally will recognize gain or loss equal to the difference, if any, between

         (1) the sum of cash plus the fair market value of all other property received on disposition, except to the extent such cash or property is attributable to accrued but unpaid interest not previously included in income, which will be taxable as ordinary income, and

         (2) the U.S. holder's tax basis in the new note, which is generally its cost.

         Gain or loss recognized on the disposition of a new note generally will be capital gain or loss and will be long-term capital gain or loss if, at the time of disposition, the new note had been held for more than one year. In the case of a U.S. holder who is an individual, the maximum long-term capital gains rate is 20%.

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BACKUP WITHHOLDING AND INFORMATION REPORTING

         Information reporting requirements may apply to certain payments made by a U.S. paying agent or other U.S. intermediary of principal, premium, if any, and interest on a new note and to proceeds of the sale or other disposition of a new note. In addition, backup withholding at the rate of 31% may apply to these payments if a U.S. holder fails to furnish its taxpayer identification number, which is its social security or employer identification number, certify that the number is correct, certify that the U.S. holder is not subject to backup withholding or otherwise comply with the applicable requirements of the backup withholding rules. Certain U.S. holders, including corporations, generally are not subject to backup withholding and information reporting. Recently issued Treasury Regulations modify some of the certification requirements for backup withholding. These modifications generally will apply to payments made after December 31, 1998. Any amounts withheld under the backup withholding rules from a payment to a U.S. holder generally will be allowed as a credit against the U.S. holder's U.S. federal income tax and may entitle the U.S. holder to a refund, provided that the required information is furnished to the Internal Revenue Service.

U.S. FEDERAL INCOME TAXATION OF NON-U.S. HOLDERS

         The following discussion is limited to the U.S. federal income tax consequences relevant to a holder of a new note that is not a U.S. holder. We refer to these holders as "non-U.S. holders."

PAYMENT OF INTEREST ON NEW NOTES

         Payment of interest on the new notes to a non-U.S. holder generally will be exempt from U.S. federal income and withholding tax if the interest is not effectively connected with the conduct of a trade or business within the United States by the non-U.S. holder and the non-U.S. holder:

         (1) does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of Mail-Well I Corporation;

         (2) is not a controlled foreign corporation with respect to which Mail-Well I Corporation is a "related person" within the meaning of the I.R.C.; and

         (3) certifies, under penalties of perjury, that the holder is not a U.S. person and provides the holder's name and address.

SALE, REDEMPTION OR RETIREMENT OF THE NEW NOTES

         A non-U.S. holder generally will not be subject to U.S. federal income tax, and generally no tax will be withheld, with respect to gain realized on the sale, redemption, retirement at maturity or other disposition of a new note unless:

         (1) the non-U.S. holder is an individual who is present in the United States for 183 or more days in the taxable year of the sale, redemption, retirement at maturity or other disposition of the new note and certain other conditions are met; or

         (2) the gain is treated as effectively connected with a U.S. trade or business conducted by the non-U.S. holder.


WITHHOLDING, REPORTING AND CERTIFICATION REQUIREMENTS

         New regulations effective for payments made after December 31, 1999, do not alter the substantive withholding and incorporation reporting requirements, but unify current certification procedures regarding withholding, backup withholding and information reporting on certain amounts paid to persons other than "United States persons" within the meaning of the I.R.C. Prospective investors should consult their tax advisors concerning the effect, if any, of these new regulations on an investment in the new notes.

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THE FOREGOING SUMMARY OF UNITED STATES TAX CONSEQUENCES IS BASED ON THE
APPLICABLE UNITED STATES LAW AND REGULATIONS, ADMINISTRATIVE RULINGS AND PRACTICES OF THE UNITED STATES, ALL AS THEY EXIST AS OF THE DATE OF THIS PROSPECTUS. THIS SUMMARY DOES NOT DISCUSS ALL ASPECTS THAT MAY BE RELEVANT TO PROSPECTIVE INVESTORS IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES. PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THEIR OWN PARTICULAR CIRCUMSTANCES, INCLUDING THE APPLICABILITY AND EFFECT OF STATE, LOCAL AND FOREIGN TAX LAWS, ESTATE TAX LAWS AND PROPOSED CHANGES IN APPLICABLE LAWS.


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                            PLAN OF DISTRIBUTION

         Each broker-dealer that receives new notes for its own account pursuant to this exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of the new notes. A broker-dealer may use this prospectus, as it may be amended or supplemented from time to time, in connection with resales of new notes received in exchange for old notes where such old notes were acquired as a result of market-making activities or other trading activities. We have agreed to make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until ______________, 2004, all dealers effecting transactions in the new notes may be required to deliver a prospectus.

         We will not receive any proceeds from any sale of new notes by any broker-dealer. New notes received by broker-dealers for their own account pursuant to this exchange offer may be sold from time to time in one or more transactions in the following manners:

         o    in the over-the-counter market;

         o    in negotiated transactions;

         o    through the writing of options on the new notes;

         o    through a combination of such methods of resale.

         The  sales may be at any of the following prices:

         o    market prices prevailing at the time of resale;

         o    prices related to such prevailing market prices;

         o    negotiated prices.

         Any resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such new notes.

         Any broker-dealer that resells new notes that were received by it for its own account pursuant to this exchange offer and any broker or dealer that participates in a distribution of such new notes may be deemed to be an "underwriter" within the meaning of the Securities Act. Any profit on any such resale of new notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

         For a period of 180 days after the expiration date of the exchange offer, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer (including the expenses of one counsel for the registered holders of the old notes) other than commissions or concessions of any brokers or dealers, and will indemnify the holders, including any broker-dealers, against certain liabilities, including liabilities under the Securities Act.

         We have not entered into any arrangements or understandings with any person to distribute the new notes to be received in this exchange offer.

         There is no existing market for the new notes and although the new notes will be traded in the over-the-counter market, there can be no assurance as to the liquidity of any market that may develop for the new notes, the

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ability of the holders of the new notes to sell their new notes or the price at which holders would be able to sell their new notes. Future trading prices of the new notes will depend on many factors, including, among other things:

         o    prevailing interest rates;

         o    our operating results;

         o    the market for similar securities.

         The initial purchasers of the old notes have advised us that they are making a market in the old notes, and intend to make a market in the new notes, subject to the limits imposed by the Securities Act and the Exchange Act; however, they are not obligated to do so, and may discontinue such market-making at any time without notice. Therefore, no assurance can be given as to the liquidity of the trading market for the new notes. In addition, such market-making activities may be limited during the exchange offer and the pendency of any shelf registration statement relating to the new notes.

         This prospectus does not constitute an offer to purchase or a solicitation of an offer to sell any of the new notes in any jurisdiction in which such an offer or a solicitation is unlawful.

                                LEGAL MATTERS

         Faegre & Benson LLP, Denver, Colorado, will pass upon the validity of the new notes for us.

                                   EXPERTS

         The consolidated financial statements of Mail-Well, Inc. appearing in Mail-Well, Inc.'s Annual Report (Form 10-K) for the year ended December 31, 2003, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

                               EXCHANGE AGENT

         We have appointed U.S. Bank National Association as exchange agent in connection with the exchange offer. Holders should have letters of transmittal or notices of guaranteed delivery to the exchange agent as follows:

              U.S. Bank National Association
              Specialized Finance Department
              60 Livingston Avenue
              St. Paul, Minnesota 55107
              Telecopier No.: 651-495-8158


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                          [OUTSIDE BACK COVER PAGE]

                    Dealer Prospectus Delivery Obligation

         Until _________, 2004, all dealers that effect transactions in the new notes, whether or not participating in the exchange offer, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                   PART II

                   INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS, MANAGERS AND OFFICERS

         Section 145 of the Delaware General Corporation Law ("DGCL") empowers a Delaware corporation to indemnify any person who was or is, or is threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful.

         Section 145 of the DGCL also provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification is permitted without judicial approval if the person is adjudged to be liable to the corporation. Where an person is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify such person against the expenses which such person actually and reasonably incurred.

         Mail-Well I Corporation's Certificate of Incorporation provides that Mail-Well I Corporation shall indemnify its officers and directors, and may indemnify its employees and agents, to the fullest extent permitted by the DGCL.

         Section 102(b)(7) of the DGCL permits a corporation's certificate of incorporation to include a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director for: (i) any breach of the director's duty of loyalty to the corporation or its stockholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) transactions under Section 174 of the DGCL (unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) any transaction from which the director derived an improper personal benefit.

         Mail-Well I Corporation's Certificate of Incorporation provides that a director shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption is not permitted under the DGCL.

ITEM 21.  EXHIBITS

(1) See Exhibit Index immediately following the signature pages.

ITEM 22.  UNDERTAKINGS

     (A) The undersigned registrants hereby undertake:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

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

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

               (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement, or the most recent post-effective amendment thereof, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered, if the total dollar value of securities offered would not exceed that which was registered, and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act, if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (B) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     (C) The undersigned registrants hereby undertake:

          (1) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

          (2) To supply by means of a post-effective amendment all information concerning the merger, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                 SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Englewood, State of Colorado, on the 8th day of April, 2004.

                                       MAIL-WELL I CORPORATION



                                       By    /s/ Paul V. Reilly
                                         ------------------------------------
                                         Paul V. Reilly
                                         Chairman of the Board, President &
                                         Chief Executive Officer

                              POWER OF ATTORNEY

         Each person whose signature appears below constitutes and appoints Mark Zoeller and Michel Salbaing, and each of them, as attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign this registration statement and any amendments thereto and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on the 8th day of April, 2004, by the following persons in the capacities indicated:

                       /s/ Paul V. Reilly            Chairman of the Board, President & Chief Executive Officer
              -------------------------------------                (Principal Executive Officer)
                         Paul V. Reilly

                     /s/ Michel P. Salbaing          Director, Senior Vice President & Chief Financial Officer
              -------------------------------------                (Principal Financial Officer)
                       Michel P. Salbaing

                       /s/ Mark L. Zoeller             Director, Vice President-General Counsel & Secretary
              -------------------------------------
                         Mark L. Zoeller

                   /s/ William W. Huffman, Jr.                      Vice President & Controller
              -------------------------------------                 (Principal Accounting Officer)
                     William W. Huffman, Jr.

                      /s/ Herbert H. Davis             Director, Sr. Vice President - Corporate Development
              -------------------------------------                     and Chief Legal Officer
                        Herbert H. Davis

                                 SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Englewood, State of Colorado, on the 8th day of April, 2004.

                                       CLASSIC ENVELOPE PLUS, LTD.



                                       By    /s/ Paul V. Reilly
                                         ------------------------------------
                                         Paul V. Reilly
                                         Executive Vice President

                              POWER OF ATTORNEY

         Each person whose signature appears below constitutes and appoints Mark Zoeller and Michel Salbaing, and each of them, as attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign this registration statement and any amendments thereto and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on the 8th day of April, 2004, by the following persons in the capacities indicated:

                       /s/ Paul V. Reilly                       Director, Executive Vice President
              -------------------------------------                (Principal Executive Officer)
                         Paul V. Reilly

                      /s/ Stephanie Lavigne             Director, Vice President & Chief Financial Officer
              -------------------------------------                (Principal Financial Officer)
                        Stephanie Lavigne

                       /s/ Michel Salbaing                       Director & Senior Vice President
              -------------------------------------
                         Michel Salbaing

                   /s/ William W. Huffman, Jr.                            Vice President
              -------------------------------------               (Principal Accounting Officer)
                     William W. Huffman, Jr.

                       /s/ Charlie MacLean                              Director, President
              -------------------------------------
                         Charlie MacLean

                          /s/ Giles Cyr                                      Director
              -------------------------------------
                            Giles Cyr

                                 SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Englewood, State of Colorado, on the 8th day of April, 2004.

                                       CML INDUSTRIES, INC.



                                       By    /s/ Paul V. Reilly
                                         ------------------------------------
                                         Paul V. Reilly
                                         Executive Vice President

                              POWER OF ATTORNEY

         Each person whose signature appears below constitutes and appoints Mark Zoeller and Michel Salbaing, and each of them, as attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign this registration statement and any amendments thereto and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on the 8th day of April, 2004, by the following persons in the capacities indicated:

                       /s/ Paul V. Reilly                       Director, Executive Vice President
              -------------------------------------                (Principal Executive Officer)
                         Paul V. Reilly

                      /s/ Stephanie Lavigne             Director, Vice President & Chief Financial Officer
              -------------------------------------                (Principal Financial Officer)
                        Stephanie Lavigne

                       /s/ Michel Salbaing                       Director & Senior Vice President
              -------------------------------------
                         Michel Salbaing

                   /s/ William W. Huffman, Jr.                            Vice President
              -------------------------------------               (Principal Accounting Officer)
                     William W. Huffman, Jr.

                       /s/ Charlie MacLean                              Director, President
              -------------------------------------
                         Charlie MacLean

                          /s/ Giles Cyr                                      Director
              -------------------------------------
                            Giles Cyr

                                 SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Englewood, State of Colorado, on the 8th day of April, 2004.

                                       DISCOUNT LABELS, INC.




                                       By    /s/ Paul V. Reilly
                                         ------------------------------------
                                         Paul V. Reilly
                                         Chairman of the Board and President

                              POWER OF ATTORNEY

         Each person whose signature appears below constitutes and appoints Mark Zoeller and Michel Salbaing, and each of them, as attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign this registration statement and any amendments thereto and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on the 8th day of April, 2004, by the following persons in the capacities indicated:

                       /s/ Paul V. Reilly                            Chairman of the Board, President
              -------------------------------------                    (Principal Executive Officer)
                         Paul V. Reilly

                     /s/ Michel P. Salbaing                          Director & Senior Vice President
              -------------------------------------                   (Principal Financial Officer)
                       Michel P. Salbaing

                   /s/ William W. Huffman, Jr.                         Vice President & Controller
              -------------------------------------                   (Principal Accounting Officer)
                     William W. Huffman, Jr.

                       /s/ Mark L. Zoeller                      Director & Vice President - General Counsel
              -------------------------------------
                         Mark L. Zoeller

                       /s/ Herbert H. Davis           Director, Sr. Vice President - Corporate Development and Chief
              -------------------------------------                            Legal Officer
                         Herbert H. Davis

                                 SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Englewood, State of Colorado, on the 8th day of April, 2004.

                             MAIL-WELL ALBERTA FINANCE LP

                             By: GRAPHIC ARTS CENTER MEXICO, S.A. de C.V.
                                 its general partner


                                 By    /s/ Paul V. Reilly
                                   -----------------------------------------
                                   Paul V. Reilly
                                   Chairman of the Board, President &
                                   Chief Executive Officer

                              POWER OF ATTORNEY

         Each person whose signature appears below constitutes and appoints Mark Zoeller and Michel Salbaing, and each of them, as attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign this registration statement and any amendments thereto and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on the 8th day of April, 2004, by the following persons in the capacities indicated:

                       /s/ Paul V. Reilly               Chairman of the Board, President & Chief Executive Officer
              -------------------------------------                    (Principal Executive Officer)
                         Paul V. Reilly

                     /s/ Michel P. Salbaing             Director, Senior Vice President & Chief Financial Officer
              -------------------------------------                   (Principal Financial Officer)
                       Michel P. Salbaing

                   /s/ William W. Huffman, Jr.                         Vice President & Controller
              -------------------------------------                   (Principal Accounting Officer)
                     William W. Huffman, Jr.

                       /s/ Mark L. Zoeller                      Director & Vice President - General Counsel
              -------------------------------------
                         Mark L. Zoeller

                                 SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Englewood, State of Colorado, on the 8th day of April, 2004.

                                       MAIL-WELL CANADA LEASING COMPANY INC.




                                       By    /s/ Paul V. Reilly
                                         ------------------------------------
                                         Paul V. Reilly
                                         Chairman of the Board & Executive
                                         Vice President

                              POWER OF ATTORNEY

         Each person whose signature appears below constitutes and appoints Mark Zoeller and Michel Salbaing, and each of them, as attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign this registration statement and any amendments thereto and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on the 8th day of April, 2004, by the following persons in the capacities indicated:

                     /s/ Michel P. Salbaing                           Director, Senior Vice President
              -------------------------------------                   (Principal Financial Officer)
                       Michel P. Salbaing

                       /s/ Paul V. Reilly                   Chairman of the Board & Executive Vice President
              -------------------------------------                    (Principal Executive Officer)
                         Paul V. Reilly

                   /s/ William W. Huffman, Jr.                               Vice President
              -------------------------------------                   (Principal Accounting Officer)
                     William W. Huffman, Jr.

                       /s/ Mark L. Zoeller                      Director & Vice President - General Counsel
              -------------------------------------
                         Mark L. Zoeller

                                 SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Englewood, State of Colorado, on the 8th day of April, 2004.

                                       MAIL-WELL, INC.



                                       By    /s/ Paul V. Reilly
                                         ------------------------------------
                                         Paul V. Reilly
                                         Chairman of the Board, President &
                                         Chief Executive Officer

                              POWER OF ATTORNEY

         Each person whose signature appears below constitutes and appoints Mark Zoeller and Michel Salbaing, and each of them, as attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign this registration statement and any amendments thereto and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on the 8th day of April, 2004, by the following persons in the capacities indicated:

                       /s/ Paul V. Reilly               Chairman of the Board, President & Chief Executive Officer
              -------------------------------------                    (Principal Executive Officer)
                         Paul V. Reilly

                    /s/ Michel P. Salbaing                   Senior Vice President & Chief Financial Officer
              -------------------------------------                    (Principal Financial Officer)
                      Michel P. Salbaing

                   /s/ William W. Huffman, Jr.                         Vice President & Controller
              -------------------------------------                   (Principal Accounting Officer)
                     William W. Huffman, Jr.

                       /s/ Frank P. Diassi                                       Director
              -------------------------------------
                        Frank P. Diassi

                      /s/ Frank J. Hevrdeis                                      Director
              -------------------------------------
                        Frank J. Hevrdeis

                     /s/ Thomas E. Costello                                      Director
              -------------------------------------
                       Thomas E. Costello

                     /s/ Jerome W. Pickholz                                      Director
              -------------------------------------
                      Jerome W. Pickholz

                      /s/ Susan O. Rheney                                        Director
              -------------------------------------
                        Susan O. Rheney

                     /s/ David M. Olivier                                        Director
              -------------------------------------
                       David M. Olivier

                     /s/ Martin J. Maloney                                       Director
              -------------------------------------
                       Martin J. Maloney

                    /s/ Alister W. Reynolds                                      Director
              -------------------------------------
                     Alister W. Reynolds

                                 SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Englewood, State of Colorado, on the 8th day of April, 2004.

                                       MAIL-WELL COMMERCIAL PRINTING, INC.




                                       By    /s/ Paul V. Reilly
                                         ------------------------------------
                                         Paul V. Reilly
                                         Director, Executive Vice President

                              POWER OF ATTORNEY

         Each person whose signature appears below constitutes and appoints Mark Zoeller and Michel Salbaing, and each of them, as attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign this registration statement and any amendments thereto and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on the 8th day of April, 2004, by the following persons in the capacities indicated:

                       /s/ Paul V. Reilly                          Director, Executive Vice President
              -------------------------------------                    (Principal Executive Officer)
                         Paul V. Reilly

                     /s/ Gordon A. Griffiths                 Director, President & Chief Executive Officer
              -------------------------------------
                       Gordon A. Griffiths

                    /s/ Michel P. Salbaing                            Director, Senior Vice President
              -------------------------------------                    (Principal Financial Officer)
                      Michel P. Salbaing

                   /s/ William W. Huffman, Jr.                               Vice President
              -------------------------------------                   (Principal Accounting Officer)
                     William W. Huffman, Jr.

                      /s/ Herbert H. Davis              Director & Senior Vice President - Corporate Development and
              -------------------------------------                        Chief Legal Officer
                        Herbert H. Davis

                       /s/ Mark L. Zoeller                      Director & Vice President - General Counsel
              -------------------------------------
                         Mark L. Zoeller

                                 SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Englewood, State of Colorado, on the 8th day of April, 2004.

                                       MAIL-WELL GOVERNMENT PRINTING, INC.



                                       By    /s/ Paul V. Reilly
                                         ------------------------------------
                                         Paul V. Reilly
                                         Executive Vice President

                              POWER OF ATTORNEY

         Each person whose signature appears below constitutes and appoints Mark Zoeller and Michel Salbaing, and each of them, as attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign this registration statement and any amendments thereto and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on the 8th day of April, 2004, by the following persons in the capacities indicated:

                       /s/ Paul V. Reilly                          Director & Executive Vice President
              -------------------------------------                    (Principal Executive Officer)
                         Paul V. Reilly

                      /s/ Michel Salbaing                                    Sr. Vice President
              -------------------------------------                     (Principal Financial Officer)
                        Michel Salbaing

                   /s/ William W. Huffman, Jr.                               Vice President
              -------------------------------------                   (Principal Accounting Officer)
                     William W. Huffman, Jr.

                       /s/ Mark L. Zoeller                      Director & Vice President - General Counsel
              -------------------------------------
                         Mark L. Zoeller

                      /s/ Herbert H. Davis              Director & Senior Vice President - Corporate Development and
              -------------------------------------                        Chief Legal Officer
                        Herbert H. Davis

                                 SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Englewood, State of Colorado, on the 8th day of April, 2004.

                                       MAIL-WELL MEXICO HOLDINGS, INC.




                                       By    /s/ Paul V. Reilly
                                         ------------------------------------
                                         Paul V. Reilly
                                         Chairman of the Board, President &
                                         Chief Executive Officer

                              POWER OF ATTORNEY

         Each person whose signature appears below constitutes and appoints Mark Zoeller and Michel Salbaing, and each of them, as attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign this registration statement and any amendments thereto and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on the 8th day of April, 2004, by the following persons in the capacities indicated:

                       /s/ Paul V. Reilly              Chairman of the Board, President & Chief Executive Officer
              -------------------------------------                    (Principal Executive Officer)
                         Paul V. Reilly

                    /s/ Michel P. Salbaing              Director, Senior Vice President & Chief Financial Officer
              -------------------------------------                    (Principal Financial Officer)
                      Michel P. Salbaing

                   /s/ William W. Huffman, Jr.                         Vice President & Controller
              -------------------------------------                   (Principal Accounting Officer)
                     William W. Huffman, Jr.

                       /s/ Mark L. Zoeller                      Director & Vice President - General Counsel
              -------------------------------------
                         Mark L. Zoeller

                      /s/ Herbert H. Davis              Director & Senior Vice President - Corporate Development and
              -------------------------------------                         Chief Legal Officer
                        Herbert H. Davis

                                 SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Englewood, State of Colorado, on the 8th day of April, 2004.

                                       MAIL-WELL SERVICES, LLC




                                       By    /s/ Paul V. Reilly
                                         ------------------------------------
                                         Paul V. Reilly
                                         Chairman of the Board, President &
                                         Chief Executive Officer

                              POWER OF ATTORNEY

         Each person whose signature appears below constitutes and appoints Mark Zoeller and Michel Salbaing, and each of them, as attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign this registration statement and any amendments thereto and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on the 8th day of April, 2004, by the following persons in the capacities indicated:

                       /s/ Paul V. Reilly              Chairman of the Board, President & Chief Executive Officer
              -------------------------------------                    (Principal Executive Officer)
                         Paul V. Reilly

                    /s/ Michel P. Salbaing              Director, Senior Vice President & Chief Financial Officer
              -------------------------------------                    (Principal Financial Officer)
                      Michel P. Salbaing

                   /s/ William W. Huffman, Jr.                         Vice President & Controller
              -------------------------------------                   (Principal Accounting Officer)
                     William W. Huffman, Jr.

                       /s/ Mark L. Zoeller                      Director & Vice President - General Counsel
              -------------------------------------
                         Mark L. Zoeller

                                 SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Englewood, State of Colorado, on the 8th day of April, 2004.

                             MAIL-WELL TEXAS FINANCE LP

                             By: MAIL-WELL I CORPORATION
                                 its general partner


                                 By    /s/ Paul V. Reilly
                                   -----------------------------------------
                                   Paul V. Reilly
                                   Chairman of the Board, President &
                                   Chief Executive Officer

                              POWER OF ATTORNEY

         Each person whose signature appears below constitutes and appoints Mark Zoeller and Michel Salbaing, and each of them, as attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign this registration statement and any amendments thereto and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on the 8th day of April, 2004, by the following persons in the capacities indicated:

                       /s/ Paul V. Reilly              Chairman of the Board, President & Chief Executive Officer
              -------------------------------------                    (Principal Executive Officer)
                         Paul V. Reilly

                    /s/ Michel P. Salbaing              Director, Senior Vice President & Chief Financial Officer
              -------------------------------------                    (Principal Financial Officer)
                      Michel P. Salbaing

                       /s/ Mark L. Zoeller                Director, Vice President - General Counsel & Secretary
              -------------------------------------
                         Mark L. Zoeller

                   /s/ William W. Huffman, Jr.                         Vice President & Controller
              -------------------------------------                   (Principal Accounting Officer)
                     William W. Huffman, Jr.

                     /s/ Herbert H. Davis             Director, Sr. Vice President - Corporate Development and Chief
              -------------------------------------                          Legal Officer
                       Herbert H. Davis

                                 SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Englewood, State of Colorado, on the 8th day of April, 2004.

                                       MAIL-WELL WEST, INC.




                                       By    /s/ Paul V. Reilly
                                         ------------------------------------
                                         Paul V. Reilly
                                         Chairman of the Board, President &
                                         Chief Executive Officer

                              POWER OF ATTORNEY

         Each person whose signature appears below constitutes and appoints Mark Zoeller and Michel Salbaing, and each of them, as attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign this registration statement and any amendments thereto and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on the 8th day of April, 2004, by the following persons in the capacities indicated:

                       /s/ Paul V. Reilly              Chairman of the Board, President & Chief Executive Officer
              -------------------------------------                    (Principal Executive Officer)
                         Paul V. Reilly

                    /s/ Michel P. Salbaing              Director, Senior Vice President & Chief Financial Officer
              -------------------------------------                    (Principal Financial Officer)
                      Michel P. Salbaing

                   /s/ William W. Huffman, Jr.                         Vice President & Controller
              -------------------------------------                   (Principal Accounting Officer)
                     William W. Huffman, Jr.

                       /s/ Mark L. Zoeller                     Director & Vice President - General Counsel
              -------------------------------------
                         Mark L. Zoeller

                     /s/ Herbert H. Davis               Director & Sr. Vice President - Corporate Development and
              -------------------------------------                       Chief Legal Officer
                       Herbert H. Davis

                                 SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Englewood, State of Colorado, on the 8th day of April, 2004.

                                       MCLAREN MORRIS AND TODD COMPANY




                                       By    /s/ Paul V. Reilly
                                         ------------------------------------
                                         Paul V. Reilly
                                         Executive Vice President

                              POWER OF ATTORNEY

         Each person whose signature appears below constitutes and appoints Mark Zoeller and Michel Salbaing, and each of them, as attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign this registration statement and any amendments thereto and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on the 8th day of April, 2004, by the following persons in the capacities indicated:

                       /s/ Paul V. Reilly                                Executive Vice President
              -------------------------------------                    (Principal Executive Officer)
                         Paul V. Reilly

                    /s/ Michel P. Salbaing                            Director, Senior Vice President
              -------------------------------------                    (Principal Financial Officer)
                      Michel P. Salbaing

                   /s/ William W. Huffman, Jr.                                Vice President
              -------------------------------------                   (Principal Accounting Officer)
                     William W. Huffman, Jr.

                       /s/ Mark L. Zoeller                     Director - Vice President & General Counsel
              -------------------------------------
                         Mark L. Zoeller

                                 SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Englewood, State of Colorado, on the 8th day of April, 2004.

                                       MM&T PACKAGING COMPANY




                                       By    /s/ Paul V. Reilly
                                         ------------------------------------
                                         Paul V. Reilly
                                         Chairman of the Board & President


                              POWER OF ATTORNEY

         Each person whose signature appears below constitutes and appoints Mark Zoeller and Michel Salbaing, and each of them, as attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign this registration statement and any amendments thereto and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on the 8th day of April 2004, by the following persons in the capacities indicated:

                       /s/ Paul V. Reilly                            Chairman of the Board & President
              -------------------------------------                    (Principal Executive Officer)
                         Paul V. Reilly

                    /s/ Michel P. Salbaing                            Director, Senior Vice President
              -------------------------------------                    (Principal Financial Officer)
                      Michel P. Salbaing

                   /s/ William W. Huffman, Jr.                                Vice President
              -------------------------------------                   (Principal Accounting Officer)
                     William W. Huffman, Jr.

                       /s/ Mark L. Zoeller                     Director & Vice President - General Counsel
              -------------------------------------
                         Mark L. Zoeller

                                 SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Englewood, State of Colorado, on the 8th day of April, 2004.

                                       NATIONAL GRAPHICS COMPANY




                                       By    /s/ Paul V. Reilly
                                         ------------------------------------
                                         Paul V. Reilly
                                         Chairman of the Board & President

                              POWER OF ATTORNEY

         Each person whose signature appears below constitutes and appoints Mark Zoeller and Michel Salbaing, and each of them, as attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign this registration statement and any amendments thereto and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on the 8th day of April, 2004, by the following persons in the capacities indicated:

                       /s/ Paul V. Reilly                            Chairman of the Board & President
              -------------------------------------                    (Principal Executive Officer)
                         Paul V. Reilly

                    /s/ Michel P. Salbaing               Director, Senior Vice President & Chief Financial Officer
              -------------------------------------                    (Principal Financial Officer)
                      Michel P. Salbaing

                   /s/ William W. Huffman, Jr.                         Vice President & Controller
              -------------------------------------                   (Principal Accounting Officer)
                     William W. Huffman, Jr.

                       /s/ Mark L. Zoeller                     Director & Vice President - General Counsel
              -------------------------------------
                         Mark L. Zoeller

                       /s/ Herbert H. Davis            Director & Sr. Vice President - Corporate Development and
              -------------------------------------                       Chief Legal Officer
                         Herbert H. Davis

                                 SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Englewood, State of Colorado, on the 8th day of April, 2004.

                                       PNG INC.




                                       By    /s/ Paul V. Reilly
                                         ------------------------------------
                                         Paul V. Reilly
                                         Director & Executive Vice President

                              POWER OF ATTORNEY

         Each person whose signature appears below constitutes and appoints Mark Zoeller and Michel Salbaing, and each of them, as attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign this registration statement and any amendments thereto and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on the 8th day of April, 2004, by the following persons in the capacities indicated:

                       /s/ Paul V. Reilly                    Chairman of the Board & Executive Vice President
              -------------------------------------                    (Principal Executive Officer)
                         Paul V. Reilly

                      /s/ Charlie MacLean                                   Director & President
              -------------------------------------
                        Charlie MacLean

                     /s/ Stephanie Lavigne               Director, Senior Vice President & Chief Financial Officer
              -------------------------------------                    (Principal Financial Officer)
                       Stephanie Lavigne

                   /s/ William W. Huffman, Jr.                                Vice President
              -------------------------------------                   (Principal Accounting Officer)
                     William W. Huffman, Jr.

                         /s/ Giles Cyr                                  Director & General Manager
              -------------------------------------
                           Giles Cyr

                    /s/ Michel P. Salbaing                             Director & Sr. Vice President
              -------------------------------------
                      Michel P. Salbaing

                                 SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Englewood, State of Colorado, on the 8th day of April, 2004.

                                       POSER BUSINESS FORMS, INC.




                                       By    /s/ Paul V. Reilly
                                         ------------------------------------
                                         Paul V. Reilly
                                         Chairman of the Board & President

                              POWER OF ATTORNEY

         Each person whose signature appears below constitutes and appoints Mark Zoeller and Michel Salbaing, and each of them, as attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign this registration statement and any amendments thereto and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on the 8th day of April, 2004, by the following persons in the capacities indicated:

                       /s/ Paul V. Reilly                            Chairman of the Board & President
              -------------------------------------                    (Principal Executive Officer)
                         Paul V. Reilly

                    /s/ Michel P. Salbaing               Director & Senior Vice President - Chief Financial Officer
              -------------------------------------                    (Principal Financial Officer)
                      Michel P. Salbaing

                   /s/ William W. Huffman, Jr.                         Vice President & Controller
              -------------------------------------                   (Principal Accounting Officer)
                     William W. Huffman, Jr.

                       /s/ Mark L. Zoeller                     Director & Vice President - General Counsel
              -------------------------------------
                         Mark L. Zoeller

                       /s/ Herbert H. Davis            Director & Sr. Vice President - Corporate Development and
              -------------------------------------                       Chief Legal Officer
                         Herbert H. Davis

                                 SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Englewood, State of Colorado, on the 8th day of April, 2004.

                                       PRECISION FINE PAPERS, INC.




                                       By    /s/ Paul V. Reilly
                                         ------------------------------------
                                         Chairman of the Board & Executive
                                         Vice President

                              POWER OF ATTORNEY

         Each person whose signature appears below constitutes and appoints Mark Zoeller and Michel Salbaing, and each of them, as attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign this registration statement and any amendments thereto and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on the 8th day of April, 2004, by the following persons in the capacities indicated:

                       /s/ Paul V. Reilly                    Chairman of the Board & Executive Vice President
              -------------------------------------                    (Principal Executive Officer)
                         Paul V. Reilly

                     /s/ Stephanie Lavigne                  Director, Vice President & Chief Financial Officer
              -------------------------------------                    (Principal Financial Officer)
                       Stephanie Lavigne

                   /s/ William W. Huffman, Jr.                                Vice President
              -------------------------------------                   (Principal Accounting Officer)
                     William W. Huffman, Jr.

                         /s/ Giles Cyr                                  Director & General Manager
              -------------------------------------
                           Giles Cyr

                      /s/ Charlie MacLean                                   Director & President
              -------------------------------------
                        Charlie MacLean

                                 SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Englewood, State of Colorado, on the 8th day of April, 2004.

                                       SUPREMEX, INC.




                                       By    /s/ Charlie MacLean
                                         ------------------------------------
                                         Director & President

                              POWER OF ATTORNEY

         Each person whose signature appears below constitutes and appoints Mark Zoeller and Michel Salbaing, and each of them, as attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign this registration statement and any amendments thereto and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on the 8th day of April, 2004, by the following persons in the capacities indicated:

                       /s/ Paul V. Reilly                    Chairman of the Board & Executive Vice President
              -------------------------------------                    (Principal Executive Officer)
                         Paul V. Reilly

                     /s/ Stephanie Lavigne                  Director, Vice President & Chief Financial Officer
              -------------------------------------                    (Principal Financial Officer)
                       Stephanie Lavigne

                   /s/ William W. Huffman, Jr.                                Vice President
              -------------------------------------                   (Principal Accounting Officer)
                     William W. Huffman, Jr.

                         /s/ Giles Cyr                                  Director & General Manager
              -------------------------------------
                           Giles Cyr

                      /s/ Charlie MacLean                                   Director & President
              -------------------------------------
                        Charlie MacLean

                    /s/ Michel P. Salbaing                           Director & Senior Vice President
              -------------------------------------
                      Michel P. Salbaing

                                 SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Englewood, State of Colorado, on the 8th day of April, 2004.

                                       WISCO III, L.L.C.




                                       By    /s/ Paul V. Reilly
                                         ------------------------------------
                                         Paul V. Reilly
                                         Chairman of the Board, President &
                                         Chief Executive Officer

                              POWER OF ATTORNEY

         Each person whose signature appears below constitutes and appoints Mark Zoeller and Michel Salbaing, and each of them, as attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign this registration statement and any amendments thereto and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on the 8th day of April, 2004, by the following persons in the capacities indicated:

                       /s/ Paul V. Reilly               Chairman of the Board, President & Chief Executive Officer
              -------------------------------------                    (Principal Executive Officer)
                         Paul V. Reilly

                    /s/ Michel P. Salbaing               Director, Senior Vice President & Chief Financial Officer
              -------------------------------------                    (Principal Financial Officer)
                      Michel P. Salbaing

                   /s/ William W. Huffman, Jr.                         Vice President & Controller
              -------------------------------------                   (Principal Accounting Officer)
                     William W. Huffman, Jr.

                       /s/ Mark L. Zoeller                     Director & Vice President - General Counsel
              -------------------------------------
                         Mark L. Zoeller

                       /s/ Herbert H. Davis            Director & Sr. Vice President - Corporate Development and
              -------------------------------------                       Chief Legal Officer
                         Herbert H. Davis

                              INDEX OF EXHIBITS

EXHIBIT
  NO.                                  DESCRIPTION
-------       --------------------------------------------------------------

3.1 Certificate of Incorporation of Mail-Well Corporation-- incorporated by reference from Mail-Well I Corporation's Form S-4 filed March 15, 1999 (Reg. No. 333-74409).

3.2 Certificate of Amendment of Certificate of Incorporation of Mail-Well Corporation--incorporated by reference from Mail-Well I Corporation's Form S-4 filed March 15, 1999 (Reg. No. 333-74409).

3.3 Certificate of Correction Filed to Correct Certain Error in the Certificate of Amendment of Mail-Well 1 Corporation Filed in the Office of the Secretary of State of Delaware on September 11, 1995--incorporated by reference from Mail-Well I Corporation's Form S-4 filed March 15, 1999 (Reg. No. 333-74409).

3.4 Certificate of Change of Registered Agent and Registered Office--incorporated by reference from Mail-Well I
              Corporation's Form S-4 filed March 15, 1999 (Reg. No.
              333-74409).

3.5 Bylaws of Mail-Well I Corporation--incorporated by reference from Mail-Well I Corporation's Form S-4 filed March 15, 1999 (Reg. No. 333-74409).

4.1 Indenture dated as of March 13, 2002 between Mail-Well I Corporation and State Street Bank and Trust Company, as Trustee relating to Mail-Well I Corporation's $350,000,000 aggregate principal amount of 9 5/8% Senior Notes due 2012--incorporated by reference to Exhibit 10.30 to Mail-Well, Inc.'s Quarterly Report on Form 10-Q for the quarter ended March 31, 2002.

4.2 Form of Senior Note and Guarantee relating to Mail-Well I Corporation's $350,000,000 aggregate principal amount 9 5/8% due 2012--incorporated by reference to Exhibit 10.31 to Mail-Well, Inc.'s Quarterly Report on Form 10-Q for the quarter ended March 31, 2002.

4.3* Form of Senior Note and Guarantee relating to Mail-Well I Corporation's $320,000,000 aggregate principal amount 7 7/8% due 2013.

4.4 Indenture dated as of February 4, 2004 between Mail-Well I Corporation and U.S. Bank National Association, as Trustee relating to Mail-Well I Corporation's $320,000,000 aggregate principal amount of 7 7/8% Subordinated Senior Notes due 2013
              - incorporated by reference to Exhibit 4.5 to Form 10-K for the year ended December 31, 2003.

5* Opinion of Faegre & Benson LLP re: legality of Mail-Well I Corporation's $320,000,000 aggregate principal amount of 7 7/8% Senior Notes due 2013.

10.1 Form of Indemnity Agreement between Mail-Well, Inc. and each of its officers and directors--incorporated by reference from
              Exhibit 10.17 of Mail-Well, Inc.'s Registration Statement on Form S-1 dated March 25, 1994.

10.2 Form of Indemnity Agreement between Mail-Well I Corporation and each of its officers and directors--incorporated by reference from Exhibit 10.18 of Mail-Well, Inc.'s Registration Statement on Form S-1 dated March 25, 1994.

10.3 Form of M-W Corp. Employee Stock Ownership Plan effective as of February 23, 1994 and related Employee Stock Ownership Plan Trust Agreement--incorporated by reference from Exhibit 10.19 of Mail-Well, Inc.'s Registration Statement on Form S- 1 dated March 25, 1994.

10.4 Form of M-W Corp. 401(k) Savings Retirement Plan-- incorporated by reference from Exhibit 10.20 of Mail-Well, Inc.'s Registration Statement on Form S-1 dated March 25, 1994.

EXHIBIT
  NO.                                  DESCRIPTION
-------       --------------------------------------------------------------

10.5 Mail-Well, Inc. 1994 Stock Option Plan, as amended on May 7, 1997--incorporated by reference from Exhibit 10.56 of Mail-Well, Inc.'s Quarterly Report on Form 10-Q for the quarter ended June 30, 1997.

10.6          Form of Mail-Well, Inc. Incentive Stock Option
              Agreement--incorporated by reference from Exhibit 10.22 of Mail-Well, Inc.'s Registration Statement on Form S-1 dated March 25, 1994.

10.7          Form of Mail-Well, Inc. Nonqualified Stock Option
              Agreement--incorporated by from Exhibit 10.23 of Mail-Well, Inc.'s Registration Statement on Form S-1 dated March 25, 1994.

10.8 Mail-Well, Inc. 1997 Non-Qualified Stock Option Plan-- incorporated by reference from exhibit 10.54 of Mail-Well, Inc.'s Form 10-Q for the quarter ended March 31, 1997.

10.9 1997 Non-Qualified Stock Option Agreement--incorporated by reference from exhibit 10.54 of Mail-Well, Inc.'s Form 10-Q for the quarter ended March 31, 1997.

10.10 Mail-Well, Inc. 1998 Incentive Stock Option Plan--incorporated by reference from Exhibit 10.58 to the Company's Quarterly report on Form 10-Q for the quarter ended March 31, 1998.

10.11 Mail-Well, Inc. 1998 Incentive Stock Option Plan Incentive Stock Option Agreement-- incorporated by reference from
              Exhibit 10.59 to the Company's Quarterly report on Form 10-Q for the quarter ended March 31, 1998.

10.12 Participation Agreement dated as of December 15, 1997, among Mail-Well I Corporation, Keybank National Association, as Trustee and other financial institutions party thereto-- incorporated by reference from Exhibit 10.62 to Mail-Well, Inc.'s Form 10-Q for the quarter ended March 31, 1998.

10.13 Equipment Lease dated as of December 15, 1997 among Mail-Well I Corporation, Keybank National Association, as Trustee and other financial institutions party thereto-- incorporated by reference from Exhibit 10.63 to Mail-Well, Inc.'s Form 10-Q for the quarter ended March 31, 1998.

10.14 Guaranty Agreement dated as of December 15, 1997, among Mail-Well, Inc., Graphic Arts Center, Inc., Griffin Envelope Inc., Murray Envelope Corporation, Shepard Poorman Communications Corporation, Wisco Envelope Corp., Wisco II, LLC, Wisco III, LLC, Mail-Well I Corporation, Keybank National Association, as Trustee and other financial institutions party thereto--incorporated by reference from Exhibit 10.64 to Mail-Well, Inc.'s Form 10-Q for the quarter ended March 31, 1998.

10.15 Merger Agreement and Plan of Merger by and among American Business Products, Inc., Mail-Well, Inc., and Sherman Acquisition Corporation dated January 13, 2000 - Incorporated by reference from the Annual Report on Form 10-K for Mail-Well, Inc.

10.16 Change of Control Agreement dated November 15, 1999, between the Company and Paul V. Reilly - Incorporated by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 1999.

10.17 Change of Control Agreement dated November 15, 1999, between the Company and Robert Meyer - Incorporated by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 1999.

10.18 Change of Control Agreement dated November 15, 1999, between the Company and Michael A. Zawalski - Incorporated by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 1999.

10.19 Amended and Restated Credit Agreement dated June 27, 2002 among Mail-Well, Inc., Mail-Well I Corporation, the domestic subsidiaries of

EXHIBIT
  NO.                                  DESCRIPTION
-------       --------------------------------------------------------------

              Mail-Well I Corporation named in the agreement, the financial institutions from time to time parties thereto, and Bank of America, N.A., as administrative agent -- Incorporated by reference to from the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2002.

10.20 Amended and Restated Security Agreement, dated June 27, 2002 among Mail-Well, Inc., Mail-Well I Corporation, the domestic subsidiaries of Mail-Well I Corporation named in the agreement, and Bank of America, N.A., as agent - Incorporated by reference from the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2002.


10.21 Amendment No. 1 to Amended and Restated Credit Agreement, dated September 27, 2002 among Mail-Well, Inc., Mail-Well I Corporation, certain subsidiaries of Mail-Well I, the lenders under the Amended and Restated Credit Agreement, and Bank of America, N.A., as administrative agent for the lenders - Incorporated by reference from the Company's S-4 filed on October 8, 2002.

10.22 Mail-Well, Inc. 2001 Long-Term Equity Incentive Plan -- Incorporated by reference from the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2001.

10.23 Form of Non-Qualified Stock Option Agreement under 2001 Long-Term Equity Incentive Plan - Incorporated by reference from the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2001.

10.24 Form of Incentive Stock Option Agreement under 2001 Long-Term Equity Incentive Plan -- Incorporated by reference from the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2001.

10.25 Form of Restricted Stock Award Agreement under 2001 Long-Term Equity Incentive Plan - Incorporated by reference from the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2001.

10.26 Registration Rights Agreement dated February 4, 2004, between Mail-Well I Corporation and Credit Suisse First Boston LLC relating to Mail-Well I Corporation's $320,000,000 aggregate principal amount 7 7/8% notes due 2013 - Incorporated by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 2003.

10.27* Purchase Agreement dated February 4, 2004, between Mail-Well I Corporation and Credit Suisse First Boston LLC relating to Mail-Well I Corporation's $320,000,000 aggregate principal amount 7 7/8% notes due 2013.

12*           Calculation of ratio of earnings to fixed charges.

21*           Subsidiaries of the Registrant.

23.1*         Consent of Ernst & Young LLP.

23.2*         Consent of Faegre & Benson LLP (included in Exhibit 5.1).

24*           Powers of Attorney--included with signature pages.

25* Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939 of U.S. Bank National Association, as trustee under the indenture, relating to the old notes and the new notes (separately bound).

99.1*         Form of Letter of Transmittal.

99.2*         Form of Notice of Guaranteed Delivery.

99.3* Form of letter to Brokers, Dealers, Commercial Banks, Trust Companies and other Nominees.

99.4*         Form of Letter to Clients.


* Filed herewith